IndyMac INDX Mortgage Loan Trust 2007-AR1




                                Final Term Sheet



                           [IndyMac Bank, F.S.B. LOGO]



                           $700,665,100 (Approximate)




                                IndyMac MBS, Inc.
                                    Depositor


                              IndyMac Bank, F.S.B.
                          Sponsor, Seller and Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED February 27, 2007
                    IndyMac INDX Mortgage Loan Trust 2007-AR1

                                  $700,665,100
        Distributions are payable monthly on the 25th day of each month, beginning March 26, 2007

         The issuing entity will issue the following classes of certificates:


                         Initial Class                                            Initial Class
                          Certificate        Pass-Through                          Certificate        Pass-Through
       Class              Balance(1)           Rate(2)             Class            Balance(1)           Rate(2)
--------------------- -------------------- ----------------- ------------------ ------------------- ------------------
Class 1-A-1              $  300,000,000        Variable      Class 3-A-2          $  12,929,000         Variable

Class 1-A-2              $   14,142,000        Variable      Clas$ A-R            $         100         Variable

Class 1-A-X              $  300,000,000 (3)    Variable      Clas$ B-1            $  20,734,000         Variable

Class 2-A-1              $  177,507,000        Variable      Clas$ B-2            $  13,584,000         Variable

Class 2-A-2              $   16,780,000        Variable      Clas$ B-3            $   8,222,000         Variable

Class 3-A-1              $  136,767,000        Variable

----------
(1) This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2) The pass-through rates are calculated as described in this free writing prospectus under "Summary--Description of the Certificates."

(3) The Class 1-A-X Certificates are interest only, notional amount certificates. The initial notional amount for the Class 1-A-X Certificates is set forth in the table above but is not included in the aggregate class certificate balance of the offered certificates.

                                     Summary

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-AR1, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank. Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07A1, and its telephone number is (714) 247-6000.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of February 1, 2007 among the seller, the servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of February 1, 2007 and the origination date of that mortgage loan.

Closing Date

On or about February 27, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate mortgage loans secured by first liens on one- to four- family residential properties. The mortgage loans will be divided into three groups.
Each group of mortgage loans is referred to as a "loan group."

The mortgage rate on each mortgage loan is fixed for a specified period after origination after which the mortgage rate is adjustable, based on a specified index. The aggregate stated principal balance of the mortgage loans in each loan group as of the cut-off date is expected to be approximately as follows:

            Loan             Aggregate               Fixed Rate
           Group       Principal Balance ($)       Period (months)
           -----       ---------------------       ---------------
             1             $341,272,978                  60
             2             $211,066,812                  60
             3             $162,625,096                  84

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Current Principal Balance                                 $341,272,978

Geographic Concentrations in excess of 10%:

California                                                                51.53%

Weighted Average Original LTV Ratio                                       77.02%

Weighted Average Mortgage Rate                                            6.605%

Range of Mortgage Rates                                         4.875% to 9.000%

Average Current Principal Balance                                       $403,396

Range of Current Principal Balances                        $28,000 to $1,893,750

Weighted Average Remaining Term to Maturity                           358 months

Weighted Average FICO Credit Score*                                          699

Weighted Average Gross Margin                                             2.647%

Weighted Average Maximum Mortgage Rate                                   11.709%

Weighted Average Minimum Mortgage Rate                                    2.647%

Range of Months to Next Rate Adjustment Date                            52 to 61

* Not including the mortgage loans for which the FICO Credit Score was not available.


As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Current Principal Balance                                 $211,066,812

Geographic Concentrations in excess of 10%:

California                                                                62.82%

Weighted Average Original LTV Ratio                                       76.11%

Weighted Average Mortgage Rate                                            6.107%

Range of Mortgage Rates                                         4.500% to 6.550%

Average Current Principal Balance                                       $462,866

Range of Current Principal Balances                        $73,600 to $1,500,000

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score*                                          712

Weighted Average Gross Margin                                             2.678%

Weighted Average Maximum Mortgage Rate                                   11.175%

Weighted Average Minimum Mortgage Rate                                    2.678%

Range of Months to Next Rate Adjustment Date                            52 to 61

* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans in loan group 3 had the following characteristics:

Aggregate Current Principal Balance                                 $162,625,096

Geographic Concentrations in excess of 10%:

California                                                                41.52%

Weighted Average Original LTV Ratio                                       75.72%

Weighted Average Mortgage Rate                                            6.386%

Range of Mortgage Rates                                         5.000% to 8.375%

Average Current Principal Balance                                       $389,988

Range of Current Principal Balances                        $55,200 to $2,500,000

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score*                                          703

Weighted Average Gross Margin                                             2.606%

Weighted Average Maximum Mortgage Rate                                   11.432%

Weighted Average Minimum Mortgage Rate                                    2.606%

Range of Months to Next Rate Adjustment Date                            77 to 85

* Not including the mortgage loans for which the FICO Credit Score was not available.

As of the cut-off date, the mortgage loans, in the aggregate, had the following characteristics:

Aggregate Current Principal Balance                                 $714,964,886

Geographic Concentrations in excess of 10%:

California                                                                52.58%

Weighted Average Original LTV Ratio                                       76.46%

Weighted Average Mortgage Rate                                            6.408%

Range of Mortgage Rates                                         4.500% to 9.000%

Average Current Principal Balance                                       $415,919

Range of Current Principal Balances                        $28,000 to $2,500,000

Weighted Average Remaining Term to Maturity                           359 months

Weighted Average FICO Credit Score*                                          704

Weighted Average Gross Margin                                             2.647%

Weighted Average Maximum Mortgage Rate                                   11.489%

Weighted Average Minimum Mortgage Rate                                    2.647%

Range of Months to Next Rate Adjustment Date                            52 to 85

* Not including the mortgage loans for which the FICO Credit Score was not available.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

                                     Initial
                      Related         Class                           Final Scheduled  Modeled Final    Initial Rating
                        Loan       Certificate                         Distribution     Distribution     (Moody's/S&P)
     Class             Group       Balance (1)           Type              Date             Date              (2)
---------------       -------    ----------------   ---------------   ---------------  -------------    --------------
Offered
Certificates
1-A-1..........          1       $300,000,000        Senior/Super       April 2037       April 2037         Aaa/AAA
                                                    Senior/Variable
                                      Rate
1-A-2..........          1        $14,142,000       Senior/Support/     April 2037       April 2037         Aa1/AAA
                                                     Variable Rate
1-A-X..........          1       $300,000,000 (3)   Senior/Notional    January 2012     January 2012        Aaa/AAA
                                                    Amount/Interest
                                                     Only/Variable
                                      Rate
2-A-1..........          2       $177,507,000        Senior/Super       April 2037       April 2037         Aaa/AAA
                                                    Senior/Variable
                                      Rate
2-A-2..........          2        $16,780,000       Senior/Support/     April 2037       April 2037         Aa1/AAA
                                                     Variable Rate
3-A-1..........          3       $136,767,000        Senior/Super       April 2037       April 2037         Aaa/AAA
                                                    Senior/Variable
                                      Rate
3-A-2..........          3        $12,929,000       Senior/Support/     April 2037       April 2037         Aa1/AAA
                                                     Variable Rate
A-R............          1               $100        Senior/REMIC       April 2037       April 2007         NR/AAA
                                    Residual
B-1............      1, 2 and 3   $20,734,000        Subordinate/       April 2037       April 2037         Aa2/AA
                                                     Variable Rate
B-2............      1, 2 and 3   $13,584,000        Subordinate/       April 2037       April 2037          A2/A
                                                     Variable Rate
B-3............      1, 2 and 3    $8,222,000        Subordinate/       April 2037       April 2037        Baa2/BBB
                                                     Variable Rate

Non-Offered
Certificates(4)
Class P-1......      1, 2 and 3          $100         Prepayment            N/A             N/A
                                                        Charges
Class P-2......      1, 2 and 3          $100         Prepayment            N/A             N/A
                                                        Charges
Class B-4......      1, 2 and 3    $6,077,000        Subordinate/       April 2037       April 2037
                                                     Variable Rate
Class B-5......      1, 2 and 3    $5,005,000        Subordinate/       April 2037       April 2037
                                                     Variable Rate
Class B-6......      1, 2 and 3    $3,217,786        Subordinate/       April 2037       April 2037
                                                     Variable Rate

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"). These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The notional amount of this class of certificates will be calculated as described in this free writing prospectus under "Description of the Certificates--Notional Amount Certificates."

(4) The Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates are not offered by this free writing prospectus. The Class P-1 and Class P-2 Certificates will be entitled to receive all prepayment charges collected on the mortgage loans. Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                          Initial Pass-Through                             Interest Accrual       Interest Accrual
         Class                  Rate (1)           Pass-Through Rate            Period               Convention
--------------------      --------------------     -----------------      ------------------      ----------------
Offered Certificates
1-A-1............               6.13048%                  (2)             calendar month (3)         30/360 (4)
1-A-2............               6.22546%                  (5)             calendar month (3)         30/360 (4)
1-A-X............               0.09498%                  (6)             calendar month (3)         30/360 (4)
2-A-1............               5.72705%                  (5)             calendar month (3)         30/360 (4)
2-A-2............               5.72705%                  (5)             calendar month (3)         30/360 (4)
3-A-1............               6.00694%                  (5)             calendar month (3)         30/360 (4)
3-A-2............               6.00694%                  (5)             calendar month (3)         30/360 (4)
A-R..............               6.22546%                  (5)             calendar month (3)         30/360 (4)
B-1..............               6.02862%                  (7)             calendar month (3)         30/360 (4)
B-2..............               6.02862%                  (7)             calendar month (3)         30/360 (4)
B-3..............               6.02862%                  (7)             calendar month (3)         30/360 (4)
Non-Offered
Certificates
Class P-1........                  (8)                    (8)                     N/A                    N/A
Class P-2........                  (8)                    (8)                     N/A                    N/A
Class B-4........               6.02862%                  (7)             calendar month (3)         30/360 (4)
Class B-5........               6.02862%                  (7)             calendar month (3)         30/360 (4)
Class B-6........               6.02862%                  (7)             calendar month (3)         30/360 (4)

------------

(1)   Reflects the expected pass-through rate as of the closing date.

(2) The pass-through rate for this class of certificates for the interest accrual period related to (A) any distribution date up to and including the distribution date in January 2012, will be the lesser of (x) 6.13048% per annum and (x) the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1, and (B) any distribution date thereafter ,will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in loan group 1.

(3)   These certificates will settle with accrued interest.

(4) Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(5) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the corresponding loan group.

(6) The pass-through rate for. this class of certificates for the interest accrual period related to any distribution date will be (x) up to and including the distribution date in January 2012, a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans in the loan group 1 minus the pass-through rate for the Class 1-A-1 Certificates but not less than 0.00%, and (y) any distribution date thereafter, 0.00%.

(7) For the interest accrual period for any distribution date, the pass-through rate for each class of subordinated certificates will be equal to (i) the sum of the following for each loan group: the product of
      (x) the weighted average adjusted net mortgage rate of the mortgage loans in that loan group as of the first day of the prior calendar month and (y) the aggregate stated principal balance of the mortgage loans in that loan group as of the first day of the related due period (after giving effect to principal prepayments received in the prepayment period that ends during such due period), minus the aggregate class certificate balance of the senior certificates related to that loan group immediately prior to that distribution date, divided by (ii) the aggregate class certificate balance of the subordinated certificates immediately prior to that distribution date.

(8)   The Class P-1 and Class P-2 Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

   Designation                                  Class of Certificates
------------------------             ------------------------------------------
Senior Certificates:                 Group 1 Certificates, Group 2 Certificates
                                     and Group 3 Certificates
Subordinate Certificates:            Class B-1, Class B-2, Class B-3, Class B-4,
                                     Class B-5 and Class B-6 Certificates
Group 1 Certificates                 Class 1-A-1, Class 1-A-2, Class 1-A-X and
                                     Class A-R Certificates
Group 2 Certificates                 Class 2-A-1 and Class 2-A-2 Certificates
Group 3 Certificates                 Class 3-A-1 and Class 3-A-2 Certificates
Offered Certificates:                Group 1 Certificates, Group 2 Certificates,
                                     Group 3 Certificates, Class B-1, Class B-2
                                     and Class B-3 Certificates
Super Senior Certificates:           Class 1-A-1, Class 2-A-1 and Class 3-A-1
                                     Certificates
Support Certificates:                Class 1-A-2, Class 2-A-2 and Class 3-A-2
                                     Certificates


Record Date

The last business day of the month preceding the month of a distribution date.

Denominations

The senior certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000.

Class B-1, Class B-2 and Class B-3 Certificates:

$25,000 and multiples of $1,000.

Class A-R Certificates:

$100.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution is scheduled for March 26, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates will be entitled to receive:

      o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount immediately prior to that distribution date; plus

      o     any interest remaining unpaid from prior distribution dates; minus

      o any net interest shortfalls allocated to that class for that distribution date.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans in a loan group exceeds the amount of the reduction in the servicer's servicing compensation, the interest entitlement for each related class of certificates will be reduced proportionately by the amount of this excess.

For each class of certificates, any unpaid interest amount (which is interest due, but not distributed, on a prior distribution date) will be distributable as and to the extent described in this free writing prospectus.

Allocation of Net Interest Shortfalls

For any distribution date, the interest entitlement for each interest-bearing class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

      o     prepayments on the mortgage loans; and

      o reductions in the interest rate on the related mortgage loans due to Servicemembers Civil Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of the related senior certificates based on their respective entitlements and the classes of subordinated certificates, based on interest accrued on each such subordinated class' share of the assumed balance, as described more fully in this free writing prospectus under "Description of the Certificates -- Interest," in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution of the interest entitlement on the related classes of certificates in the order described below under "-- Priority of Distributions Among Certificates," interest will be distributed on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

      o all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

      o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures;

      o net proceeds from the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

      o subsequent recoveries with respect to mortgage loans in that loan group;

      o partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the servicer and the compensating interest; and

      o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the servicer during the applicable period.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

      o the servicing fee and additional servicing compensation due to the servicer;

      o     the trustee fee due to the trustee;

      o     any lender paid mortgage insurance premiums

      o amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and the trustee are entitled to be reimbursed;

      o all prepayment charges (which are distributable only to the Class P-1 and Class P-2 Certificates); and

      o all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed from the certificate account pursuant to the pooling and servicing agreement.

Any amounts paid from the amount available for distribution to the certificateholders will reduce the amount that could be distributed to the certificateholders.

Servicing Compensation

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan that will equal one-twelfth of the stated principal balance of such mortgage loan multiplied by the servicing fee rate. The servicing fee rate for each mortgage loan will be 0.375% per annum. The amount of the servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation

The servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), all investment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to the mortgage loans.

Source and Priority of Payments

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

      o to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

      o to principal of the classes of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

      o to interest on and then principal of the classes of subordinated certificates, in the order of their seniority, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth below; and

      o     from any remaining available amounts, to the Class A-R Certificates.

Principal Distributions

Generally, principal collections from the mortgage loans in a loan group are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

      o in the case of scheduled principal collections on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the related senior certificates to the aggregate stated principal balance of the mortgage loans in that loan group and

      o in the case of principal prepayments on the mortgage loans in a loan group, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described in this free writing prospectus, if the specified conditions are met.

Notwithstanding the foregoing,

      o no decrease in the senior prepayment percentage related to a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans in each loan group are satisfied and

      o if the aggregate subordination percentage meets a certain threshold and certain conditions related to loss and delinquency performance of the mortgage loans in each loan group are satisfied (referred to as the "two-times test"), each senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their notional amount.

Senior Certificates:

On each distribution date, the principal amount for each loan group, up to the amount of the related senior principal distribution amount, will be distributed as principal of the classes of senior certificates as follows:

      o     with respect to loan group 1, in the following priority:

            1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

            2) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

      o with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

      o with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger

On each distribution date, to the extent of available funds available therefor, the principal amount related to each loan group, up to the related subordinated principal distribution amount, will be distributed as principal of the classes of subordinated certificates in order of their distribution priorities, beginning with the Class B-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the related subordinated principal distribution amount from all loan groups; provided, that if the applicable credit support percentage of a class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted class will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement. If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan in lieu of refinancing at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification. In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, each class of subordinated certificates will have a distribution priority over the class or classes of certificates with a higher numerical designation, if any.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest priority of distribution, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth under "Description of the Certificates--Allocation of Losses." However, any realized losses on the mortgage loans in a loan group that would otherwise be allocated to the related Super Senior Class of certificates will instead be allocated to the related Support Class of certificates until its class certificate balance is reduced to zero.

Additionally, as described above under "--Principal Distributions," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If the senior certificates of one group have been paid in full before the senior certificates of the other groups, all principal on the mortgage loans related to the senior certificate group that was paid in full will be distributed to the remaining senior certificates on a pro rata basis. However, those distributions will not be made if the level of subordination provided to the senior certificates has doubled from the original level and the delinquency performance of the mortgage loans satisfies the test described in this free writing prospectus under "Description of the Certificates--Cross-Collateralization."

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that distribution date, is greater than the aggregate stated principal balance of the mortgage loans in the related loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, until the aggregate class certificate balance of the senior certificates of the undercollateralized group equals the aggregate stated principal balance of the mortgage loans in that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan groups remaining after all required amounts for that distribution date have been distributed to the senior certificates of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "--Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal --

Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Tax Status

For federal income tax purposes, the issuing entity will comprise one or more real estate mortgage investment conduits in a tiered structure. The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC. Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R Certificate, will represent the regular interests in the Master REMIC. The Class A-R Certificate will represent ownership of both the residual interest in the Master REMIC and the residual interests in any underlying REMIC.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                                          The Mortgage Pool

                                                            Loan Group 1

                                          Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Mortgage Rates (%)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
4.875 - 5.000 .....................         14   $  6,082,535.03          1.78%      4.926%        689   $ 434,466.79      79.78%
5.001 - 5.500 .....................         23      9,483,663.78          2.78       5.386         720     412,333.21      77.91
5.501 - 6.000 .....................         72     30,852,257.06          9.04       5.879         704     428,503.57      75.79
6.001 - 6.500 .....................        237    106,650,747.28         31.25       6.338         702     450,003.15      75.96
6.501 - 7.000 .....................        327    138,189,770.09         40.49       6.740         700     422,598.69      77.72
7.001 - 7.500 .....................         70     22,169,407.07          6.50       7.351         682     316,705.82      77.10
7.501 - 8.000 .....................         69     21,175,211.25          6.20       7.807         678     306,887.12      77.60
8.001 - 8.500 .....................         24      5,325,889.30          1.56       8.287         667     221,912.05      79.00
8.501 - 9.000 .....................         10      1,343,496.91          0.39       8.789         688     134,349.69      81.46
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1
      Mortgage Loans was approximately 6.605% per annum.


                                    Current Principal Balances for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Principal Balances ($)              Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
28,000.00 - 50,000.00 .............         10   $    372,170.62          0.11%      8.375%        724   $  37,217.06      78.09%
50,000.01 - 100,000.00 ............         22      1,729,940.31          0.51       7.440         682      78,633.65      72.56
100,000.01 - 150,000.00 ...........         47      6,204,948.33          1.82       7.127         697     132,020.18      77.34
150,000.01 - 200,000.00 ...........         66     11,641,545.89          3.41       6.850         694     176,387.06      77.84
200,000.01 - 250,000.00 ...........         85     19,302,244.90          5.66       6.845         694     227,085.23      78.27
250,000.01 - 300,000.00 ...........         80     22,191,396.61          6.50       6.766         691     277,392.46      78.05
300,000.01 - 350,000.00 ...........         58     18,894,810.89          5.54       6.759         689     325,772.60      76.72
350,000.01 - 400,000.00 ...........         54     20,207,327.67          5.92       6.428         684     374,209.77      78.47
400,000.01 - 450,000.00 ...........         90     38,580,245.57         11.30       6.502         700     428,669.40      78.49
450,000.01 - 500,000.00 ...........         95     45,415,379.35         13.31       6.474         697     478,056.62      77.85
500,000.01 - 550,000.00 ...........         71     37,337,092.12         10.94       6.616         703     525,874.54      78.24
550,000.01 - 600,000.00 ...........         51     29,351,051.39          8.60       6.485         701     575,510.81      75.83
600,000.01 - 650,000.00 ...........         43     27,156,345.17          7.96       6.636         708     631,542.91      76.48
650,000.01 - 700,000.00 ...........         22     14,830,458.70          4.35       6.518         698     674,111.76      78.02
700,000.01 - 750,000.00 ...........         17     12,271,318.28          3.60       6.327         725     721,842.25      78.02
750,000.01 - 800,000.00 ...........          9      7,004,466.99          2.05       6.571         732     778,274.11      75.53
800,000.01 - 850,000.00 ...........          2      1,637,500.00          0.48       5.936         691     818,750.00      70.04
850,000.01 - 900,000.00 ...........          4      3,511,671.24          1.03       6.561         696     877,917.81      75.45
900,000.01 - 950,000.00 ...........          3      2,798,430.74          0.82       6.499         664     932,810.25      74.95
950,000.01 - 1,000,000.00  ........          6      5,960,000.00          1.75       6.610         732     993,333.33      74.40
1,000,000.01 - 1,250,000.00 .......          3      3,500,000.00          1.03       6.333         678   1,166,666.67      73.09
1,250,000.01 - 1,500,000.00 .......          7      9,480,883.00          2.78       7.007         672   1,354,411.86      63.92
1,750,000.01 - 1,893,750.00 .......          1      1,893,750.00          0.55       6.625         695   1,893,750.00      75.00
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the average principal balance of the Group 1
      Mortgage Loans was approximately $403,396.

                                                                 15

                                   Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Original                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
24.79 - 30.00 .....................          1   $     75,028.74          0.02%      6.250%        675   $  75,028.74      24.79%
30.01 - 40.00 .....................          3        556,912.66          0.16       6.681         682     185,637.55      36.87
40.01 - 50.00 .....................         12      4,355,539.54          1.28       6.328         672     362,961.63      46.51
50.01 - 60.00 .....................         20     12,034,629.80          3.53       6.541         661     601,731.49      57.20
60.01 - 70.00 .....................         75     32,494,356.04          9.52       6.606         697     433,258.08      66.02
70.01 - 80.00 .....................        715    286,622,677.23         83.99       6.609         701     400,870.88      79.42
80.01 - 90.00 .....................         11      2,922,128.63          0.86       6.805         701     265,648.06      87.18
90.01 - 95.00 .....................          9      2,211,705.13          0.65       6.703         689     245,745.01      94.63
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 77.02%.


                                   Original Term to Stated Maturity for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Term to Stated               Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Maturity (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
360 ...............................        846   $341,272,977.77        100.00%      6.605%        699   $ 403,395.95      77.02%
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Remaining Terms to           Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Stated Maturity (Months)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
310 ...............................          1   $    376,685.65          0.11%      6.625%        698   $ 376,685.65      93.90%
311 - 315 .........................          1        297,635.65          0.09       6.500         708     297,635.65      74.44
316 - 320 .........................          1        149,900.02          0.04       6.125         724     149,900.02      69.77
326 - 330 .........................          6      2,263,027.20          0.66       6.327         697     377,171.20      77.80
331 - 335 .........................          7      1,721,675.87          0.50       6.303         727     245,953.70      79.71
336 - 340 .........................          7      2,354,344.47          0.69       6.252         688     336,334.92      70.48
341 - 345 .........................          3        718,489.12          0.21       6.269         737     239,496.37      80.73
351 - 355 .........................          4        872,678.00          0.26       6.741         697     218,169.50      81.49
356 - 360 .........................        816    332,518,541.79         97.43       6.612         698     407,498.21      77.02
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the Group 1 Mortgage Loans was approximately 358 months.

                                                                 16

                         Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Geographic Area                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Alabama ...........................          1   $     94,000.00          0.03%      7.375%        664   $  94,000.00      80.00%
Alaska ............................          1        160,000.00          0.05       7.625         675     160,000.00      80.00
Arizona ...........................         24      5,988,135.07          1.75       6.974         709     249,505.63      79.44
Arkansas ..........................          1        489,000.00          0.14       6.375         681     489,000.00      74.89
California ........................        350    175,842,346.12         51.53       6.425         701     502,406.70      76.80
Colorado ..........................          8      2,093,224.65          0.61       6.783         684     261,653.08      83.28
Connecticut .......................          3      1,187,814.76          0.35       6.193         709     395,938.25      80.00
Delaware ..........................          1        151,900.00          0.04       8.000         620     151,900.00      79.99
District of Columbia ..............          4      1,303,984.13          0.38       7.030         673     325,996.03      80.00
Florida ...........................         50     15,566,453.08          4.56       6.749         704     311,329.06      77.05
Georgia ...........................         25      5,712,181.08          1.67       6.855         697     228,487.24      79.73
Hawaii ............................          3      1,010,950.00          0.30       6.266         684     336,983.33      63.64
Idaho .............................          3      1,079,200.00          0.32       6.457         681     359,733.33      61.54
Illinois ..........................         21      4,715,060.32          1.38       6.998         679     224,526.68      80.84
Indiana ...........................          3        864,769.39          0.25       6.737         757     288,256.46      70.87
Maine .............................          2        814,400.00          0.24       7.081         692     407,200.00      80.00
Maryland ..........................         69     25,378,190.23          7.44       7.040         686     367,799.86      76.78
Massachusetts .....................         27     12,177,259.35          3.57       6.666         701     451,009.61      71.97
Michigan ..........................          4      1,059,935.65          0.31       6.583         700     264,983.91      79.99
Minnesota .........................          3        751,200.00          0.22       7.144         701     250,400.00      80.00
Missouri ..........................          2        222,000.00          0.07       7.958         669     111,000.00      79.71
Nevada ............................         18      6,646,382.74          1.95       6.693         684     369,243.49      78.99
New Jersey ........................         37     14,620,567.02          4.28       6.674         688     395,150.46      76.65
New Mexico ........................          5        818,638.77          0.24       7.040         669     163,727.75      80.26
New York ..........................         36     13,649,039.85          4.00       6.661         703     379,140.00      78.59
North Carolina ....................         18      3,879,078.28          1.14       6.913         698     215,504.35      80.37
Ohio ..............................          2        145,443.64          0.04       7.524         703      72,721.82      81.80
Oregon ............................          2        829,476.99          0.24       6.186         706     414,738.50      80.00
Pennsylvania ......................          6      1,382,032.61          0.40       7.114         650     230,338.77      80.69
Rhode Island ......................          3      1,045,000.00          0.31       6.849         708     348,333.33      75.70
South Carolina ....................         19      5,927,451.38          1.74       7.149         715     311,971.13      63.79
Tennessee .........................          4        767,691.52          0.22       6.808         699     191,922.88      86.81
Texas .............................          8      1,512,255.79          0.44       6.680         729     189,031.97      80.84
Utah ..............................          3      1,144,000.00          0.34       6.616         743     381,333.33      80.00
Virginia ..........................         59     24,073,141.06          7.05       6.692         694     408,019.34      79.23
Washington ........................         17      7,108,923.79          2.08       6.482         708     418,171.99      79.66
West Virginia .....................          2        748,399.63          0.22       7.992         638     374,199.82      80.00
Wisconsin .........................          2        313,450.87          0.09       7.168         684     156,725.44      80.00
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

                                                                 17

                                  Mortgagors' FICO Credit Scores for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of FICO                         Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Credit Scores                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Not Available .....................         16   $  2,161,456.74          0.63%      7.480%        N/A   $ 135,091.05      74.22%
620 ...............................         15      5,794,094.22          1.70       7.149         620     386,272.95      72.74
621 - 640 .........................         60     22,601,782.97          6.62       6.829         630     376,696.38      75.43
641 - 660 .........................         85     30,959,064.24          9.07       6.767         650     364,224.29      75.03
661 - 680 .........................        146     57,881,809.64         16.96       6.710         669     396,450.75      77.07
681 - 700 .........................        188     79,972,445.94         23.43       6.538         689     425,385.35      76.02
701 - 720 .........................        104     43,203,099.95         12.66       6.542         711     415,414.42      78.54
721 - 740 .........................         83     34,790,811.10         10.19       6.402         729     419,166.40      78.33
741 - 760 .........................         70     30,485,066.95          8.93       6.397         749     435,500.96      78.71
761 - 780 .........................         43     18,077,455.00          5.30       6.534         770     420,405.93      79.18
781 - 800 .........................         24      9,680,272.75          2.84       6.771         790     403,344.70      76.50
801 - 820 .........................         12      5,665,618.27          1.66       6.600         808     472,134.86      78.92
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the Group
    1 Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
    Score was not available) was approximately 699.


                                    Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Property Type                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Planned Unit Development
  (PUD) ...........................        220   $ 86,501,624.71         25.35%      6.640%        701   $ 393,189.20      77.09%
Townhouse .........................          9      2,531,888.96          0.74       6.935         701     281,321.00      76.57
Low-rise Condominium ..............         91     29,050,707.72          8.51       6.467         700     319,238.55      77.72
High-rise Condominium .............         10      5,769,700.00          1.69       6.800         737     576,970.00      69.01
Single Family Residence ...........        470    198,518,214.92         58.17       6.587         695     422,379.18      77.15
Two- to Four-Family
  Residence .......................         44     18,566,341.46          5.44       6.739         708     421,962.31      76.97
Cooperative .......................          2        334,500.00          0.10       6.625         703     167,250.00      71.34
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                               Purposes of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Purpose                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Purchase ..........................        513   $196,520,247.98         57.58%      6.605%        705   $ 383,080.41      79.23%
Refinance (Rate/Term) .............        117     52,445,035.08         15.37       6.498         691     448,248.16      76.27
Refinance (Cash Out) ..............        216     92,307,694.71         27.05       6.665         689     427,350.44      72.75
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

                                                                 18

                                          Occupancy Types for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Occupancy Type                           Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Primary Home ......................        730   $299,717,950.25         87.82%      6.570%        697   $ 410,572.53      77.90%
Secondary Home ....................         29     12,430,545.46          3.64       6.805         701     428,639.50      69.09
Investment ........................         87     29,124,482.06          8.53       6.882         715     334,764.16      71.41
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Types for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Type of Program                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Full/Alternate ....................         95   $ 43,013,477.12         12.60%      6.330%        702   $ 452,773.44      78.56%
Stated Income .....................        366    153,615,444.77         45.01       6.501         699     419,714.33      77.28
No Ratio ..........................        260    103,470,401.38         30.32       6.729         701     397,963.08      77.36
No Income/No Asset ................         63     19,249,171.53          5.64       7.005         695     305,542.41      74.30
No Doc ............................         62     21,924,482.97          6.42       6.937         680     353,620.69      72.98
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                        Ranges of Loan Age for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Age (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
0 .................................        287   $134,803,059.00         39.50%      6.428%        703   $ 469,697.07      77.05%
1 - 5 .............................        531    198,103,082.79         58.05       6.737         695     373,075.49      77.00
6 - 10 ............................          2        485,078.00          0.14       6.600         707     242,539.00      82.75
16 - 20 ...........................          6      1,448,045.76          0.42       6.321         720     241,340.96      76.49
21 - 25 ...........................          5      1,825,024.69          0.53       6.204         692     365,004.94      71.34
26 - 30 ...........................          8      2,440,484.10          0.72       6.287         725     305,060.51      77.01
31 - 35 ...........................          4      1,343,982.11          0.39       6.379         672     335,995.53      80.61
36 - 40 ...........................          1        149,900.02          0.04       6.125         724     149,900.02      69.77
46 - 50 ...........................          2        674,321.30          0.20       6.570         702     337,160.65      85.31
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average loan age of the Group 1
    Mortgage Loans was approximately 2 months.

                                                                 19

                                            Loan Programs for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Program                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
5/1 CMT Interest-Only .............          1   $    608,825.00          0.18%      6.500%        686   $ 608,825.00      80.00%
5/1 LIBOR .........................         49     15,128,927.79          4.43       6.505         690     308,753.63      75.84
5/1 LIBOR 40/30 Balloon ...........         22      6,417,427.27          1.88       6.727         693     291,701.24      76.74
5/1 LIBOR Interest-Only ...........        475    215,938,774.46         63.27       6.442         705     454,607.95      77.17
5/6 LIBOR .........................         29      7,169,888.46          2.10       7.340         700     247,237.53      78.67
5/6 LIBOR Interest-Only ...........        270     96,009,134.79         28.13       6.924         686     355,589.39      76.77
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                     Original Interest Only Terms of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Interest Only                Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term (Months)                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................        100   $ 28,716,243.52          8.41%      6.763%        694   $ 287,162.44      76.75%
60 ................................         38     15,439,389.14          4.52       6.371         697     406,299.71      76.23
120 ...............................        708    297,117,345.11         87.06       6.602         699     419,657.27      77.09
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                   Prepayment Charge Terms and Type of the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Prepayment Charge                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term and Type (Months)                   Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................        528   $216,513,117.02         63.44%      6.683%        701   $ 410,062.72      76.91%
12 - Hard .........................        108     49,759,587.47         14.58       6.596         697     460,736.92      77.02
12 - Soft .........................          3        958,792.00          0.28       6.316         698     319,597.33      79.83
24 - Hard .........................         36     13,055,818.44          3.83       6.381         695     362,661.62      79.02
24 - Soft .........................          1        328,000.00          0.10       6.250         693     328,000.00      80.00
36 - Hard .........................        151     53,727,973.19         15.74       6.380         691     355,814.39      76.98
36 - Soft .........................         19      6,929,689.65          2.03       6.452         690     364,720.51      76.53
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

                                                                 20

                                           Gross Margins for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Range of Gross Margins (%)               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
2.001 - 2.500 .....................        279   $ 99,604,400.33         29.19%      6.859%        690   $ 357,005.02      76.48%
2.501 - 3.000 .....................        511    225,074,090.44         65.95       6.468         703     440,458.10      77.16
3.001 - 3.500 .....................         41     11,973,101.44          3.51       6.914         683     292,026.86      78.39
3.501 - 4.000 .....................          8      2,223,130.58          0.65       7.002         679     277,891.32      77.41
4.001 - 4.500 .....................          5      1,954,356.50          0.57       7.077         708     390,871.30      80.00
4.501 - 5.000 .....................          1        239,898.48          0.07       6.625         662     239,898.48      80.00
5.501 - 6.000 .....................          1        204,000.00          0.06       6.875         684     204,000.00      80.00
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average Gross Margin of the Group 1
    Mortgage Loans was approximately 2.647%.


                                  Months to Initial Adjustment Date for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Number of Months             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
to Initial Adjustment Date               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
52 - 59 ...........................        559   $206,469,918.77         60.50%      6.721%        696   $ 369,355.85      77.01%
60 - 61 ...........................        287    134,803,059.00         39.50       6.428         703     469,697.07      77.05
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======


                                      Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Maximum Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate (%)                                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
9.5001 - 10.000 ...................         14   $  6,082,535.03          1.78%      4.926%        689   $ 434,466.79      79.78%
10.001 - 10.500 ...................         22      9,023,663.78          2.64       5.380         723     410,166.54      77.80
10.501 - 11.000 ...................         66     28,677,465.06          8.40       5.867         705     434,507.05      75.68
11.001 - 11.500 ...................        217     99,333,617.22         29.11       6.342         703     457,758.60      76.02
11.501 - 12.000 ...................        294    125,464,458.50         36.76       6.721         701     426,749.86      78.16
12.001 - 12.500 ...................         82     25,939,158.81          7.60       7.037         682     316,331.21      77.32
12.501 - 13.000 ...................         97     31,486,131.20          9.23       7.290         677     324,599.29      76.45
13.001 - 13.500 ...................         29      7,847,816.77          2.30       7.927         678     270,614.37      75.56
13.501 - 14.000 ...................         21      5,880,680.55          1.72       7.957         707     280,032.41      75.32
14.001 - 14.500 ...................          3      1,025,450.85          0.30       8.185         696     341,816.95      80.00
14.501 - 15.000 ...................          1        512,000.00          0.15       9.000         710     512,000.00      80.00
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
    Group 1 Mortgage Loans was approximately 11.709%.

                                                                 21

                                     Initial Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Initial Periodic                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
3.000 .............................         12   $  5,292,597.00          1.55%      6.579%        670   $ 441,049.75      75.74%
5.000 .............................        775    312,781,076.47         91.65       6.590         699     403,588.49      77.35
6.000 .............................         59     23,199,304.30          6.80       6.819         699     393,208.55      72.95
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 5.037%.


                                   Subsequent Periodic Rate Cap for the Group 1 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Subsequent Periodic                   Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
1.000 .............................        220   $ 72,588,237.56         21.27%      6.953%        683   $ 329,946.53      77.89%
2.000 .............................        626    268,684,740.21         78.73       6.511         703     429,208.85      76.79
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 1.787%.


                                         Origination Channel for the Group 1 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Origination Channel                      Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Conduit ...........................        363   $127,720,869.98         37.42%      6.835%        689   $ 351,848.13      76.70%
Correspondent .....................        124     61,057,701.11         17.89       6.494         703     492,400.82      77.46
Consumer Direct ...................          4        970,200.00          0.28       6.586         725     242,550.00      63.26
Mortgage Professionals ............        355    151,524,206.68         44.40       6.456         705     426,828.75      77.21
                                           ---   ---------------        ------
    Total .........................        846   $341,272,977.77        100.00%
                                           ===   ===============        ======

                                                                 22

                                                            Loan Group 2

                                          Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Mortgage Rates (%)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
4.500 .............................          1   $    331,192.00          0.16%      4.500%        700   $ 331,192.00      80.00%
4.501 - 5.000 .....................         15      6,551,504.87          3.10       4.922         719     436,766.99      79.88
5.001 - 5.500 .....................         26     13,980,518.58          6.62       5.366         718     537,712.25      74.06
5.501 - 6.000 .....................        114     54,587,242.65         25.86       5.864         722     478,835.46      75.53
6.001 - 6.500 .....................        299    135,318,265.17         64.11       6.341         707     452,569.45      76.36
6.501 - 7.000 .....................          1        298,088.87          0.14       6.550         635     298,088.87      80.00
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2
      Mortgage Loans was approximately 6.107% per annum.


                                    Current Principal Balances for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Principal Balances ($)              Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
73,600.00 - 100,000.00 ............          2   $    165,040.70          0.08%      6.431%        675   $  82,520.35      80.00%
100,000.01 - 150,000.00 ...........         10      1,264,115.02          0.60       6.240         731     126,411.50      77.02
150,000.01 - 200,000.00 ...........         29      5,070,990.69          2.40       6.352         724     174,861.75      76.53
200,000.01 - 250,000.00 ...........         30      6,752,403.24          3.20       6.099         708     225,080.11      78.89
250,000.01 - 300,000.00 ...........         36      9,919,475.51          4.70       6.136         709     275,540.99      78.62
300,000.01 - 350,000.00 ...........         39     12,729,563.68          6.03       6.082         716     326,399.07      76.51
350,000.01 - 400,000.00 ...........         25      9,279,752.82          4.40       5.925         707     371,190.11      76.91
400,000.01 - 450,000.00 ...........         48     20,724,726.07          9.82       6.070         718     431,765.13      77.12
450,000.01 - 500,000.00 ...........         69     32,639,021.15         15.46       6.069         718     473,029.29      77.19
500,000.01 - 550,000.00 ...........         45     23,585,062.31         11.17       6.246         717     524,112.50      79.34
550,000.01 - 600,000.00 ...........         29     16,466,134.87          7.80       6.209         700     567,797.75      77.15
600,000.01 - 650,000.00 ...........         33     20,990,548.73          9.94       6.073         705     636,077.23      75.13
650,000.01 - 700,000.00 ...........         13      8,726,800.00          4.13       6.055         719     671,292.31      76.87
700,000.01 - 750,000.00 ...........         14     10,253,457.78          4.86       6.070         715     732,389.84      73.01
750,000.01 - 800,000.00 ...........          4      3,166,670.59          1.50       6.157         710     791,667.65      80.00
800,000.01 - 850,000.00 ...........          3      2,483,000.00          1.18       6.087         699     827,666.67      60.68
850,000.01 - 900,000.00 ...........          6      5,271,000.00          2.50       5.812         731     878,500.00      71.35
900,000.01 - 950,000.00 ...........          3      2,783,000.00          1.32       6.334         712     927,666.67      71.80
950,000.01 - 1,000,000.00 .........         13     12,826,798.98          6.08       6.118         690     986,676.84      70.98
1,000,000.01 - 1,250,000.00 .......          3      3,169,250.00          1.50       5.956         713   1,056,416.67      70.02
1,250,000.01 - 1,500,000.00 .......          2      2,800,000.00          1.33       6.094         698   1,400,000.00      70.63
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the average principal balance of the Group 2
      Mortgage Loans was approximately $462,866.

                                                                 23

                                   Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Original                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
30.01 - 40.00 .....................          4   $  2,322,557.40          1.10%      6.284%        678   $ 580,639.35      37.94%
40.01 - 50.00 .....................          7      3,756,500.00          1.78       5.958         694     536,642.86      46.47
50.01 - 60.00 .....................         11      5,129,651.17          2.43       6.172         671     466,331.92      57.17
60.01 - 70.00 .....................         45     26,041,583.97         12.34       6.094         691     578,701.87      65.77
70.01 - 80.00 .....................        379    170,991,296.21         81.01       6.105         717     451,164.37      79.23
80.01 - 90.00 .....................          8      2,259,523.39          1.07       6.169         715     282,440.42      86.62
90.01 - 95.00 .....................          2        565,700.00          0.27       6.423         680     282,850.00      92.77
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 76.11%.


                                   Original Term to Stated Maturity for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Term to Stated               Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Maturity (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
360 ...............................        456   $211,066,812.14        100.00%      6.107%        712   $ 462,865.82      76.11%
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Remaining Terms to           Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Stated Maturity (Months)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
316 - 320 .........................          1   $    110,598.39          0.05%      6.250%        698   $ 110,598.39      76.06%
326 - 330 .........................          1        331,988.51          0.16       6.500         684     331,988.51      70.00
331 - 335 .........................          4        984,245.77          0.47       6.409         706     246,061.44      52.80
336 - 340 .........................          8      4,051,531.51          1.92       6.300         710     506,441.44      78.80
341 - 345 .........................          3        834,984.40          0.40       6.213         765     278,328.13      86.47
351 - 355 .........................          3      1,074,091.07          0.51       6.322         677     358,030.36      80.00
356 - 360 .........................        436    203,679,372.49         96.50       6.099         712     467,154.52      76.12
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Group 2 Mortgage Loans was approximately 359 months.

                                                                 24

                         Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Geographic Area                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Alabama ...........................          1   $    440,000.00          0.21%      6.000%        685   $ 440,000.00      80.00%
Alaska ............................          1        298,088.87          0.14       6.550         635     298,088.87      80.00
Arizona ...........................          5      1,696,640.26          0.80       6.042         746     339,328.05      80.00
Arkansas ..........................          1        197,513.47          0.09       6.500         772     197,513.47      80.00
California ........................        260    132,584,823.08         62.82       6.088         711     509,941.63      76.40
Colorado ..........................          6      2,335,707.93          1.11       6.351         737     389,284.66      80.00
Connecticut .......................          3        947,702.32          0.45       6.314         686     315,900.77      67.82
Delaware ..........................          1        814,000.00          0.39       5.500         714     814,000.00      79.80
District of Columbia ..............          1        958,999.49          0.45       5.500         669     958,999.49      70.00
Florida ...........................         15      4,541,532.64          2.15       6.062         728     302,768.84      80.38
Georgia ...........................         11      2,512,441.82          1.19       6.261         730     228,403.80      80.00
Hawaii ............................          5      2,525,241.00          1.20       5.894         738     505,048.20      79.78
Idaho .............................          2      1,370,000.00          0.65       6.101         731     685,000.00      71.17
Illinois ..........................          7      2,248,336.08          1.07       6.231         704     321,190.87      69.31
Indiana ...........................          1        645,000.00          0.31       5.875         669     645,000.00      67.90
Kansas ............................          1         73,600.00          0.03       6.500         701      73,600.00      80.00
Kentucky ..........................          1        308,300.00          0.15       6.125         677     308,300.00      88.09
Maryland ..........................         17      6,543,399.55          3.10       6.055         703     384,905.86      77.30
Massachusetts .....................          4      1,971,134.52          0.93       6.378         722     492,783.63      77.58
Michigan ..........................          5      2,231,502.89          1.06       6.276         695     446,300.58      69.36
Nevada ............................         11      3,592,805.72          1.70       5.948         725     326,618.70      80.68
New Hampshire .....................          1        515,058.83          0.24       6.125         709     515,058.83      80.00
New Jersey ........................         19      6,559,308.59          3.11       6.304         710     345,226.77      74.81
New Mexico ........................          3      1,608,300.00          0.76       6.075         727     536,100.00      73.58
New York ..........................         26     12,549,097.00          5.95       6.201         706     482,657.58      73.26
North Carolina ....................          3        405,592.52          0.19       6.095         730     135,197.51      80.00
North Dakota ......................          1        108,463.10          0.05       6.125         770     108,463.10      78.83
Ohio ..............................          1      1,500,000.00          0.71       6.500         650   1,500,000.00      62.50
Oregon ............................          2        653,500.00          0.31       6.270         733     326,750.00      78.15
South Carolina ....................          3      1,312,800.00          0.62       5.387         755     437,600.00      57.56
Texas .............................          6      1,536,364.29          0.73       6.377         749     256,060.72      75.17
Utah ..............................          2      1,180,000.00          0.56       6.250         664     590,000.00      59.89
Vermont ...........................          1        345,000.00          0.16       6.375         673     345,000.00      75.00
Virginia ..........................         21     10,288,601.99          4.87       6.074         701     489,933.43      78.45
Washington ........................          7      3,557,357.79          1.69       6.209         737     508,193.97      79.07
West Virginia .....................          1        110,598.39          0.05       6.250         698     110,598.39      76.06
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

                                                                 25

                                      Mortgagors' FICO Scores for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of FICO                         Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Credit Scores                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
620 ...............................          1   $    232,594.27          0.11%      6.125%        620   $ 232,594.27      89.06%
621 - 640 .........................         16      6,781,046.66          3.21       6.319         630     423,815.42      74.26
641 - 660 .........................         28     13,399,038.07          6.35       6.279         652     478,537.07      70.39
661 - 680 .........................         57     26,016,135.47         12.33       6.159         670     456,423.43      73.72
681 - 700 .........................         90     46,577,406.89         22.07       6.110         690     517,526.74      73.65
701 - 720 .........................         71     33,921,079.66         16.07       6.117         710     477,761.69      78.31
721 - 740 .........................         64     26,503,163.31         12.56       6.065         730     414,111.93      78.56
741 - 760 .........................         55     25,401,230.61         12.03       6.051         751     461,840.56      78.12
761 - 780 .........................         51     23,223,329.55         11.00       5.955         770     455,359.40      78.48
781 - 800 .........................         19      7,142,758.65          3.38       6.070         789     375,934.67      77.66
801 - 820 .........................          4      1,869,029.00          0.89       6.452         806     467,257.25      79.60
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 2 Mortgage Loans was approximately 712.


                                    Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Property Type                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Planned Unit Development
  (PUD) ...........................        101   $ 43,829,298.70         20.77%      5.989%        710   $ 433,953.45      78.39%
High-rise Condominium .............          4      1,524,557.60          0.72       6.037         776     381,139.40      72.65
Low-rise Condominium ..............         47     19,682,988.57          9.33       6.075         730     418,786.99      77.90
Townhouse .........................          5      3,512,250.00          1.66       6.185         718     702,450.00      72.39
Single Family Residence ...........        279    133,537,895.27         63.27       6.140         709     478,630.45      75.49
Two- to Four-Family
  Residence .......................         19      8,629,822.00          4.09       6.228         703     454,201.16      73.76
Cooperative .......................          1        350,000.00          0.17       6.375         626     350,000.00      35.90
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                               Purposes of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Purpose                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Purchase ..........................        260   $114,495,847.90         54.25%      6.049%        723   $ 440,368.65      79.38%
Refinance (Rate/Term) .............         83     39,892,326.16         18.90       6.138         703     480,630.44      76.28
Refinance (Cash Out) ..............        113     56,678,638.08         26.85       6.201         695     501,580.87      69.39
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

                                                                 26

                                          Occupancy Types for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Occupancy Type                           Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Primary Home ......................        425   $198,945,784.03         94.26%      6.102%        711   $ 468,107.73      76.38%
Secondary Home ....................         16      6,724,385.80          3.19       6.139         722     420,274.11      72.95
Investment ........................         15      5,396,642.31          2.56       6.253         713     359,776.15      70.28
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Type for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Type of Program                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Full/Alternate ....................         79   $ 35,656,112.66         16.89%      6.069%        707   $ 451,343.20      78.66%
FastForward .......................          6      3,840,000.00          1.82       5.999         748     640,000.00      77.23
Stated Income .....................        225    109,390,995.44         51.83       6.148         712     486,182.20      76.45
No Ratio ..........................         98     39,832,294.47         18.87       6.083         718     406,451.98      77.98
No Income/No Asset ................         28     14,664,714.49          6.95       5.972         704     523,739.80      69.65
No Doc ............................         20      7,682,695.08          3.64       6.125         695     384,134.75      61.49
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                        Ranges of Loan Age for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Ages (Months)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
0 .................................        215   $109,842,033.40         52.04%      6.133%        708   $ 510,893.18      75.42%
1 - 5 .............................        222     94,352,397.92         44.70       6.059         716     425,010.80      76.96
6 - 10 ............................          2        559,032.24          0.26       6.503         647     279,516.12      80.00
16 - 20 ...........................          5      1,706,519.59          0.81       6.215         729     341,303.92      84.40
21 - 25 ...........................          6      3,179,996.32          1.51       6.323         715     529,999.39      77.81
26 - 30 ...........................          4        984,245.77          0.47       6.409         706     246,061.44      52.80
31 - 35 ...........................          1        331,988.51          0.16       6.500         684     331,988.51      70.00
36 - 44 ...........................          1        110,598.39          0.05       6.250         698     110,598.39      76.06
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Group 2
      Mortgage Loans was approximately 1 month.

                                                                 27

                                            Loan Programs for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Program                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
5/1 LIBOR .........................         37   $ 12,359,076.36          5.86%      6.084%        708   $ 334,029.09      73.23%
5/1 LIBOR 40/30 Balloon ...........          9      2,922,030.41          1.38       6.196         717     324,670.05      78.75
5/6 LIBOR .........................          6      2,157,500.85          1.02       6.307         726     359,583.48      80.00
5/1 LIBOR Interest Only ...........        325    159,861,775.28         75.74       6.136         711     491,882.39      76.05
5/6 LIB Interest Only .............         79     33,766,429.24         16.00       5.954         714     427,423.15      76.98
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                     Original Interest Only Terms of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Interest Only                Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term (Months)                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................         52   $ 17,438,607.62          8.26%      6.130%        712   $ 335,357.84      74.99%
60 ................................         21     11,253,295.03          5.33       5.924         719     535,871.19      75.27
120 ...............................        383    182,374,909.49         86.41       6.116         711     476,174.70      76.27
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                   Prepayment Charge Terms and Type of the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Prepayment Charge                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term and Type (Months)                   Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................        227   $111,565,131.38         52.86%      6.056%       717   $ 491,476.35      75.30%
12 Hard ...........................         69     31,111,388.76         14.74       6.219        707     450,889.69      76.96
12 Soft ...........................          1        599,424.87          0.28       6.250        682     599,424.87      72.73
24 Hard ...........................         26     10,946,454.06          5.19       6.232        713     421,017.46      79.97
36 Hard ...........................        127     55,218,013.07         26.16       6.115        703     434,787.50      76.49
36 Soft ...........................          6      1,626,400.00          0.77       6.206        746     271,066.67      77.99
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

                                                                 28

                                           Gross Margins for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Range of Gross Margins (%)               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
2.250 - 2.500 .....................         90   $ 41,997,133.68         19.90%      5.946%       719   $ 466,634.82      76.67%
2.501 - 3.000 .....................        349    163,110,859.56         77.28       6.145        710     467,366.36      75.87
3.001 - 3.500 .....................         13      4,835,786.66          2.29       6.130        701     371,983.59      78.46
4.001 - 4.500 .....................          2        564,000.00          0.27       6.340        738     282,000.00      80.00
4.501 - 4.990 .....................          2        559,032.24          0.26       6.503        647     279,516.12      80.00
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------

(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 2
      Mortgage Loans was approximately 2.678%.


                                  Months to Initial Adjustment Date for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Number of Months             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
to Initial Adjustment Date               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
52 - 59 ...........................        241   $101,224,778.74         47.96%      6.078%       716   $ 420,019.83      76.87%
60 - 61 ...........................        215    109,842,033.40         52.04       6.133        708     510,893.18      75.42
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======


                                      Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Maximum Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rates (%)                                Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
9.500 .............................          1   $    331,192.00          0.16%      4.500%       700   $ 331,192.00      80.00%
9.501 - 10.000 ....................         15      6,551,504.87          3.10       4.922        719     436,766.99      79.88
10.001 - 10.500 ...................         24     13,115,518.58          6.21       5.357        720     546,479.94      73.93
10.501 - 11.000 ...................        105     51,308,800.65         24.31       5.865        720     488,655.24      75.47
11.001 - 11.500 ...................        277    126,078,285.54         59.73       6.333        706     455,156.27      76.31
11.501 - 12.000 ...................          9      3,278,442.00          1.55       5.859        742     364,271.33      76.54
12.001 - 12.500 ...................         24     10,104,979.63          4.79       6.365        713     421,040.82      76.95
12.501 - 13.000 ...................          1        298,088.87          0.14       6.550        635     298,088.87      80.00
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 2 Mortgage Loans was approximately 11.175%.

                                                                 29

                                     Initial Periodic Rate Cap for the Group 2 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Initial Periodic                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
 Rate  Cap (%)                           Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
3.000 .............................          9   $  3,260,774.87          1.54%      6.043%       691   $ 362,308.32      73.10%
5.000 .............................        422    197,156,293.64         93.41       6.100        711     467,195.01      76.07
6.000 .............................         25     10,649,743.63          5.05       6.247        723     425,989.75      77.83
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 5.020%.


                                     Subsequent Periodic Rate Cap for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Subsequent Periodic                   Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
1.000 .............................         51   $ 21,409,578.92         10.14%      5.867%       709   $ 419,795.67      76.79%
2.000 .............................        405    189,657,233.22         89.86       6.134        712     468,289.46      76.03
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

------------

(1) As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 1.899%.

                                         Origination Channel for the Group 2 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Origination Channel                      Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Conduit ...........................        130   $ 55,424,220.62         26.26%      5.972%       716   $ 426,340.16      76.33%
Correspondent .....................         80     41,250,875.46         19.54       6.130        706     515,635.94      75.18
Consumer Direct ...................          6      2,108,600.87          1.00       6.293        678     351,433.48      75.08
Mortgage Professionals ............        240    112,283,115.19         53.20       6.161        712     467,846.31      76.36
                                           ---   ---------------        ------
    Total .........................        456   $211,066,812.14        100.00%
                                           ===   ===============        ======

                                                                 30

                                                            Loan Group 3

                                          Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Mortgage Rates (%)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
5.000 .............................          2   $  1,126,000.00          0.69%      5.000%       738   $ 563,000.00      80.00%
5.001 - 5.500 .....................         18      6,541,564.51          4.02       5.373        726     363,420.25      78.50
5.501 - 6.000 .....................         80     35,546,501.70         21.86       5.892        715     444,331.27      75.23
6.001 - 6.500 .....................        171     71,779,641.93         44.14       6.329        700     419,763.99      74.23
6.501 - 7.000 .....................         86     30,712,711.70         18.89       6.758        699     357,124.55      76.93
7.001 - 7.500 .....................         39     11,329,669.19          6.97       7.265        697     290,504.34      79.55
7.501 - 8.000 .....................         18      4,791,557.56          2.95       7.843        679     266,197.64      79.71
8.001 - 8.500 .....................          3        797,449.75          0.49       8.285        680     265,816.58      78.37
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======
------------

(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Group 3
      Mortgage Loans was approximately 6.386% per annum.


                                    Current Principal Balances for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Principal Balances ($)              Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
55,200.00 - 100,000.00 ............         14   $  1,194,825.91          0.73%      6.774%       693   $  85,344.71      80.14%
100,000.01 - 150,000.00 ...........         45      5,861,116.25          3.60       6.633        692     130,247.03      77.63
150,000.01 - 200,000.00 ...........         63     11,135,448.26          6.85       6.530        703     176,753.15      78.21
200,000.01 - 250,000.00 ...........         46     10,324,482.57          6.35       6.511        698     224,445.27      77.82
250,000.01 - 300,000.00 ...........         31      8,530,357.38          5.25       6.354        703     275,172.82      81.79
300,000.01 - 350,000.00 ...........         26      8,343,033.28          5.13       6.199        708     320,885.90      80.29
350,000.01 - 400,000.00 ...........         27     10,157,243.26          6.25       6.590        698     376,194.19      77.82
400,000.01 - 450,000.00 ...........         31     13,237,980.01          8.14       6.317        712     427,031.61      78.08
450,000.01 - 500,000.00 ...........         26     12,479,632.19          7.67       6.403        705     479,985.85      76.74
500,000.01 - 550,000.00 ...........         25     13,059,364.95          8.03       6.568        710     522,374.60      76.48
550,000.01 - 600,000.00 ...........         17      9,717,711.37          5.98       6.117        696     571,630.08      75.76
600,000.01 - 650,000.00 ...........         17     10,585,437.61          6.51       6.539        719     622,672.80      75.55
650,000.01 - 700,000.00 ...........         13      8,743,699.06          5.38       6.305        695     672,592.24      75.75
700,000.01 - 750,000.00 ...........          6      4,411,562.87          2.71       6.398        696     735,260.48      68.55
750,000.01 - 800,000.00 ...........          4      3,083,900.00          1.90       6.090        741     770,975.00      78.56
800,000.01 - 850,000.00 ...........          4      3,294,849.00          2.03       6.460        692     823,712.25      72.28
850,000.01 - 900,000.00 ...........          1        893,750.00          0.55       6.250        762     893,750.00      65.00
900,000.01 - 950,000.00 ...........          2      1,886,000.00          1.16       6.374        706     943,000.00      71.35
950,000.01 - 1,000,000.00 .........          6      5,911,737.70          3.64       6.147        698     985,289.62      67.64
1,000,000.01 - 1,250,000.00 .......          5      5,816,964.67          3.58       6.258        694   1,163,392.93      71.93
1,250,000.01 - 1,500,000.00 .......          4      5,756,000.00          3.54       6.154        706   1,439,000.00      65.83
1,500,000.01 - 1,750,000.00 .......          1      1,535,000.00          0.94       6.500        665   1,535,000.00      63.96
1,750,000.01 - 2,000,000.00 .......          1      1,950,000.00          1.20       6.875        691   1,950,000.00      65.00
2,000,000.01 - 2,250,000.00 .......          1      2,215,000.00          1.36       6.000        701   2,215,000.00      79.11
2,250,000.01 - 2,500,000.00 .......          1      2,500,000.00          1.54       6.000        690   2,500,000.00      68.03
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the average principal balance of the Group 3
      Mortgage Loans was approximately $389,988.

                                                                 31

                                   Original Loan-to-Value Ratios for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Original                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
40.01 - 50.00 .....................          4   $  2,953,698.97          1.82%      6.183%       658   $ 738,424.74      46.80%
50.01 - 60.00 .....................         14      5,466,921.92          3.36       6.347        670     390,494.42      56.32
60.01 - 70.00 .....................         44     28,673,994.49         17.63       6.324        685     651,681.69      65.56
70.01 - 80.00 .....................        322    115,914,999.43         71.28       6.395        712     359,984.47      78.78
80.01 - 90.00 .....................         18      6,023,211.86          3.70       6.530        685     334,622.88      86.15
90.01 - 95.00 .....................         15      3,592,269.67          2.21       6.599        702     239,484.64      93.96
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 3 Mortgage Loans was approximately 75.72%.


                                   Original Term to Stated Maturity for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Term to Stated               Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Maturity (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
360 ...............................        417   $162,625,096.34        100.00%      6.386%       703   $ 389,988.24      75.72%
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                Remaining Terms to Stated Maturity for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
Range of Remaining Terms                    of         Principal     Principal     Average        FICO        Current   Loan-to-
to Stated Maturity                    Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
(Months)                                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
353 - 355 .........................          2   $    428,800.00          0.26%      6.651%       720   $ 214,400.00      80.00%
356 - 360 .........................        415    162,196,296.34         99.74       6.386        703     390,834.45      75.71
                                           ---   ---------------        ------       -----        ---     ----------      -----
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average remaining term to stated
      maturity of the Group 3 Mortgage Loans was approximately 359 months.

                                                                 32

                         Geographic Distribution of the Mortgaged Properties for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Geographic Area                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Alabama ...........................          2   $    426,974.02          0.26%      6.250%       678   $ 213,487.01      86.53%
Alaska ............................          1        227,999.70          0.14       7.250        652     227,999.70      80.00
Arizona ...........................         21      6,327,863.48          3.89       6.591        709     301,326.83      78.86
Arkansas ..........................          4      1,652,250.00          1.02       6.282        654     413,062.50      68.96
California ........................        127     67,529,271.18         41.52       6.341        705     531,726.54      74.03
Colorado ..........................         15      4,415,893.00          2.72       6.355        721     294,392.87      76.41
Connecticut .......................          4      5,320,900.00          3.27       6.017        696   1,330,225.00      73.51
Delaware ..........................          2        279,200.00          0.17       6.583        732     139,600.00      80.00
District of Columbia ..............          1        511,500.00          0.31       8.375        696     511,500.00      75.00
Florida ...........................         26      7,253,684.70          4.46       6.806        691     278,987.87      81.89
Georgia ...........................         12      3,095,166.69          1.90       6.503        678     257,930.56      78.95
Hawaii ............................          4      1,410,564.95          0.87       6.797        717     352,641.24      79.93
Idaho .............................          3        979,050.00          0.60       6.701        716     326,350.00      80.53
Illinois ..........................         24      7,236,635.48          4.45       6.624        718     301,526.48      76.44
Indiana ...........................          1        937,500.00          0.58       6.625        742     937,500.00      75.00
Iowa ..............................          1        142,388.84          0.09       7.250        653     142,388.84      89.06
Kansas ............................          1        224,800.00          0.14       7.875        644     224,800.00      80.00
Kentucky ..........................          2        285,600.00          0.18       6.138        754     142,800.00      80.00
Maine .............................          1        139,000.00          0.09       6.375        624     139,000.00      64.65
Maryland ..........................          7      2,157,584.11          1.33       6.411        704     308,226.30      79.72
Massachusetts .....................          7      3,183,848.66          1.96       6.395        677     454,835.52      71.44
Michigan ..........................         34      6,158,598.67          3.79       6.227        701     181,135.26      79.78
Minnesota .........................          1        222,274.99          0.14       5.875        793     222,274.99      80.00
Mississippi .......................          1         85,600.00          0.05       7.750        716      85,600.00      80.00
Missouri ..........................          1        206,400.00          0.13       6.625        747     206,400.00      80.00
Montana ...........................          1        323,000.00          0.20       6.500        679     323,000.00      86.13
Nevada ............................          9      4,424,462.82          2.72       6.203        717     491,606.98      74.77
New Jersey ........................         22      9,796,493.02          6.02       6.405        714     445,295.14      72.39
New Mexico ........................          3        686,000.00          0.42       6.286        663     228,666.67      67.61
New York ..........................         14      6,571,652.83          4.04       6.405        701     469,403.77      76.01
North Carolina ....................          2      1,300,000.00          0.80       5.952        742     650,000.00      80.00
Ohio ..............................          6      1,148,847.57          0.71       6.633        683     191,474.60      81.09
Oregon ............................          5      1,249,550.00          0.77       6.551        687     249,910.00      76.99
Pennsylvania ......................          3      1,128,578.95          0.69       5.895        697     376,192.98      80.00
Rhode Island ......................          3        873,363.04          0.54       6.118        728     291,121.01      76.43
South Carolina ....................          4        820,062.56          0.50       6.614        687     205,015.64      84.87
Texas .............................          5      1,290,781.00          0.79       6.074        684     258,156.20      75.76
Utah ..............................          5      1,777,925.00          1.09       6.408        728     355,585.00      82.45
Vermont ...........................          3        526,515.53          0.32       6.398        673     175,505.18      77.54
Virginia ..........................         12      5,091,191.17          3.13       6.277        692     424,265.93      76.57
Washington ........................         11      4,045,187.99          2.49       6.128        687     367,744.36      76.27
West Virginia .....................          1        312,000.00          0.19       7.125        664     312,000.00      80.00
Wisconsin .........................          5        848,936.39          0.52       6.438        744     169,787.28      80.00
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

                                                                 33

                                      Mortgagors' FICO Scores for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of FICO                         Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Credit Scores                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
620 ...............................          1   $    125,953.10          0.08%      8.125%       620   $ 125,953.10      90.00%
621 - 640 .........................         26      7,780,255.70          4.78       6.509        631     299,240.60      73.41
641 - 660 .........................         37     14,123,845.47          8.68       6.493        651     381,725.55      70.30
661 - 680 .........................         69     26,378,242.26         16.22       6.487        671     382,293.37      73.96
681 - 700 .........................        103     44,449,349.15         27.33       6.449        690     431,547.08      74.15
701 - 720 .........................         47     16,615,839.92         10.22       6.307        710     353,528.51      78.73
721 - 740 .........................         49     20,011,506.92         12.31       6.341        729     408,398.10      78.99
741 - 760 .........................         39     15,311,343.82          9.42       6.290        750     392,598.56      78.27
761 - 780 .........................         25      8,253,928.08          5.08       6.212        769     330,157.12      79.02
781 - 800 .........................         15      6,665,498.96          4.10       6.136        790     444,366.60      78.86
801 - 820 .........................          6      2,909,332.96          1.79       5.948        807     484,888.83      78.00
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average FICO Credit Score of the
      Group 3 Mortgage Loans was approximately 703.


                                    Types of Mortgaged Properties for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Property Type                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Planned Unit Development
  (PUD) ...........................         81   $ 30,664,064.05         18.86%      6.360%        709   $ 378,568.69      75.11%
High-rise Condominium .............          2        692,000.00          0.43       7.008         699     346,000.00      80.00
Low-rise Condominium ..............         44     13,549,334.11          8.33       6.381         713     307,939.41      78.70
Townhouse .........................          7      3,730,100.00          2.29       6.794         666     532,871.43      72.89
Single Family Residence ...........        265    105,873,504.08         65.10       6.361         702     399,522.66      75.79
Two- to Four-Family
  Residence .......................         18      8,116,094.10          4.99       6.587         705     450,894.12      73.11
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                               Purposes of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Purpose                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Purchase ..........................        189   $ 64,998,256.44         39.97%      6.417%        718   $ 343,906.12      79.13%
Refinance (Rate/Term)  ............        145     62,661,111.40         38.53       6.322         697     432,145.60      75.31
Refinance (Cash Out) ..............         83     34,965,728.50         21.50       6.446         687     421,273.84      70.12
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

                                                                 34

                                          Occupancy Types for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Occupancy Type                           Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Primary Home ......................        370   $146,006,729.25         89.78%      6.363%        701   $ 394,612.78      75.93%
Secondary Home ....................         27      8,654,508.32          5.32       6.309         732     320,537.35      77.94
Investment ........................         20      7,963,858.77          4.90       6.897         716     398,192.94      69.56
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                       Loan Documentation Type for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Type of Documentation                 Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Program                                  Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Full/Alternate ....................        123   $ 42,293,507.48         26.01%      6.106%        706   $ 343,849.65      78.10%
FastForward .......................          1        658,000.00          0.40       5.990         790     658,000.00      78.80
Stated Income .....................        206     84,720,810.27         52.10       6.435         699     411,266.07      74.99
No Ratio ..........................         52     22,837,915.59         14.04       6.515         721     439,190.68      77.70
No Income/No Asset ................         18      5,228,353.28          3.21       6.755         697     290,464.07      72.44
No Doc ............................         17      6,886,509.72          4.23       6.849         682     405,088.81      65.85
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                        Ranges of Loan Age for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Ages (Months)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
0 .................................         94   $ 50,516,381.00         31.06%      6.393%        708   $ 537,408.31      74.00%
1 - 5 .............................        321    111,679,915.34         68.67       6.383         701     347,912.51      76.49
6 - 7 .............................          2        428,800.00          0.26       6.651         720     214,400.00      80.00
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Group 3
      Mortgage Loans was approximately 1 month.

                                                                 35

                                            Loan Programs for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Program                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
7/1 LIBOR .........................         42   $ 14,506,726.60          8.92%      6.573%        705   $ 345,398.25      76.80%
7/1 LIBOR 40/30 Balloon ...........          7      1,624,555.87          1.00       7.098         692     232,079.41      75.64
7/6 LIBOR .........................          6      1,297,856.50          0.80       6.297         719     216,309.42      79.29
7/1 LIBOR Interest-Only ...........        231    110,032,664.96         67.66       6.382         704     476,331.88      75.09
7/6 LIBOR Interest-Only ...........        131     35,163,292.41         21.62       6.292         701     268,422.08      77.13
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                     Original Interest Only Terms of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Interest Only                Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term (Months)                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................         55   $ 17,429,138.97         10.72%      6.602%        705   $ 316,893.44      76.87%
84 ................................         30     11,679,648.75          7.18       6.585         725     389,321.63      77.47
120 ...............................        332    133,516,308.62         82.10       6.341         701     402,157.56      75.42
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                   Prepayment Charge Terms and Type of the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Prepayment Charge                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term and Type (Months)                   Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................        335   $127,070,627.36         78.14%      6.390%        703   $ 379,315.31      76.16%
12 - Hard .........................         31     14,800,788.30          9.10       6.546         701     477,444.78      74.27
24 - Hard .........................         12      4,464,436.94          2.75       6.364         714     372,036.41      72.39
36 - Hard .........................         39     16,289,243.74         10.02       6.218         706     417,672.92      74.51
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

                                                                 36

                                           Gross Margins for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Gross                        Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Margins (%)                              Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
2.250 - 2.500 .....................        184   $ 51,802,056.27         31.85%      6.292%        708   $ 281,532.91      77.46%
2.501 - 3.000 .....................        228    108,523,540.07         66.73       6.410         702     475,980.44      74.98
3.001 - 3.500 .....................          4      1,795,500.00          1.10       7.232         681     448,875.00      69.22
5.001 - 5.375 .....................          1        504,000.00          0.31       7.990         676     504,000.00      80.00
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Group 3
      Mortgage Loans was approximately 2.606%.


                                  Months to Initial Adjustment Date for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
Range of Number of                      Number         Aggregate     Aggregate    Weighted     Average        Average    Average
Months to Initial                           of         Principal     Principal     Average        FICO        Current   Loan-to-
Adjustment Date                       Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
(Months)                                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
77 - 79 ...........................          2   $    428,800.00          0.26%      6.651%        720   $ 214,400.00      80.00%
80 - 85 ...........................        415    162,196,296.34         99.74       6.386         703     390,834.45      75.71
                                           ---   ------------------     ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======


                                      Maximum Mortgage Rates for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Maximum                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Mortgage Rates (%)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
10.000 ............................          2   $  1,126,000.00          0.69%      5.000%        738   $ 563,000.00      80.00%
10.001 - 10.500 ...................         18      6,541,564.51          4.02       5.373         726     363,420.25      78.50
10.501 - 11.000 ...................         78     34,295,401.70         21.09       5.893         713     439,684.64      75.05
11.001 - 11.500 ...................        167     69,508,391.93         42.74       6.327         699     416,217.92      74.15
11.501 - 12.000 ...................         86     29,814,061.70         18.33       6.710         701     346,675.14      77.79
12.001 - 12.500 ...................         37     12,288,756.66          7.56       7.118         701     332,128.56      79.04
12.501 - 13.000 ...................         19      6,449,307.56          3.97       7.513         683     339,437.24      75.40
13.001 - 13.500 ...................          9      2,109,612.28          1.30       7.596         691     234,401.36      79.11
13.501 - 14.000 ...................          1        492,000.00          0.30       8.000         683     492,000.00      80.00
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Group 3 Mortgage Loans was approximately 11.432%.

                                                                 37

                                     Initial Periodic Rate Cap for the Group 3 Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Initial Periodic                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate  Cap (%)                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
3.000 .............................          1   $    492,000.00          0.30%      8.000%        683   $ 492,000.00      80.00%
5.000 .............................        403    155,536,833.81         95.64       6.373         703     385,947.48      75.76
6.000 .............................         13      6,596,262.53          4.06       6.571         710     507,404.81      74.54
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 5.035%.


                            Subsequent Periodic Rate Cap for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Subsequent Periodic                   Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
1.000 .............................        125   $ 31,739,436.38         19.52%      6.280%        699   $ 253,915.49      76.93%
2.000 .............................        292    130,885,659.96         80.48       6.412         704     448,238.56      75.43
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Group 3 Mortgage Loans was approximately 1.805%.


                                         Origination Channel for the Group 3 Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Origination Channel                      Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Conduit ...........................        191   $ 54,215,129.15         33.34%      6.384%        707   $ 283,848.84      77.49%
Correspondent .....................         72     40,025,266.16         24.61       6.443         711     555,906.47      74.61
Consumer Direct ...................          7      3,298,247.35          2.03       6.377         693     471,178.19      74.90
Mortgage Professionals ............        147     65,086,453.68         40.02       6.355         696     442,764.99      74.98
                                           ---   ---------------        ------
    Total .........................        417   $162,625,096.34        100.00%
                                           ===   ===============        ======

                                                                 38

                                                      Aggregate Mortgage Loans

                                              Mortgage Rates for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Mortgage Rates (%)                       Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
4.500 .............................          1   $    331,192.00          0.05%      4.500%        700   $ 331,192.00      80.00%
4.501 - 5.000 .....................         31     13,760,039.90          1.92       4.930         707     443,872.25      79.84
5.001 - 5.500 .....................         67     30,005,746.87          4.20       5.374         721     447,846.97      76.24
5.501 - 6.000 .....................        266    120,986,001.41         16.92       5.876         715     454,834.59      75.51
6.001 - 6.500 .....................        707    313,748,654.38         43.88       6.338         704     443,774.62      75.74
6.501 - 7.000 .....................        414    169,200,570.66         23.67       6.743         700     408,697.03      77.58
7.001 - 7.500 .....................        109     33,499,076.26          4.69       7.322         687     307,330.97      77.93
7.501 - 8.000 .....................         87     25,966,768.81          3.63       7.814         678     298,468.61      77.99
8.001 - 8.500 .....................         27      6,123,339.05          0.86       8.287         668     226,790.34      78.92
8.501 - 9.000 .....................         10      1,343,496.91          0.19       8.789         688     134,349.69      81.46
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======
------------
(1)   As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage
      Loans was approximately 6.408% per annum.


                                        Current Principal Balances for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Current Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Principal Balances ($)              Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
28,000.00 - 50,000.00 .............         10   $    372,170.62          0.05%      8.375%        724   $  37,217.06      78.09%
50,000.01 - 100,000.00 ............         38      3,089,806.92          0.43       7.129         686      81,310.71      75.89
100,000.01 - 150,000.00 ...........        102     13,330,179.60          1.86       6.826         698     130,688.04      77.44
150,000.01 - 200,000.00 ...........        158     27,847,984.84          3.90       6.632         703     176,253.07      77.75
200,000.01 - 250,000.00 ...........        161     36,379,130.71          5.09       6.612         698     225,957.33      78.26
250,000.01 - 300,000.00 ...........        147     40,641,229.50          5.68       6.526         698     276,470.95      78.97
300,000.01 - 350,000.00 ...........        123     39,967,407.85          5.59       6.427         702     324,938.28      77.40
350,000.01 - 400,000.00 ...........        106     39,644,323.75          5.54       6.352         693     374,003.05      77.94
400,000.01 - 450,000.00 ...........        169     72,542,951.65         10.15       6.345         707     429,248.23      78.02
450,000.01 - 500,000.00 ...........        190     90,534,032.69         12.66       6.318         705     476,494.91      77.46
500,000.01 - 550,000.00 ...........        141     73,981,519.38         10.35       6.490         709     524,691.63      78.28
550,000.01 - 600,000.00 ...........         97     55,534,897.63          7.77       6.339         700     572,524.72      76.21
600,000.01 - 650,000.00 ...........         93     58,732,331.51          8.21       6.417         709     631,530.45      75.83
650,000.01 - 700,000.00 ...........         48     32,300,957.76          4.52       6.335         703     672,936.62      77.10
700,000.01 - 750,000.00 ...........         37     26,936,338.93          3.77       6.241         716     728,009.16      74.56
750,000.01 - 800,000.00 ...........         17     13,255,037.58          1.85       6.360         729     779,708.09      77.30
800,000.01 - 850,000.00 ...........          9      7,415,349.00          1.04       6.219         694     823,927.67      67.90
850,000.01 - 900,000.00 ...........         11      9,676,421.24          1.35       6.124         721     879,674.66      72.25
900,000.01 - 950,000.00 ...........          8      7,467,430.74          1.04       6.406         693     933,428.84      72.87
950,000.01 - 1,000,000.00 .........         25     24,698,536.68          3.45       6.244         702     987,941.47      71.01
1,000,000.01 - 1,250,000.00 .......         11     12,486,214.67          1.75       6.202         694   1,135,110.42      71.77
1,250,000.01 - 1,500,000.00 .......         13     18,036,883.00          2.52       6.593         687   1,387,452.54      65.57
1,500,000.01 - 1,750,000.00 .......          1      1,535,000.00          0.21       6.500         665   1,535,000.00      63.96
1,750,000.01 - 2,000,000.00 .......          2      3,843,750.00          0.54       6.752         693   1,921,875.00      69.93
2,000,000.01 - 2,250,000.00 .......          1      2,215,000.00          0.31       6.000         701   2,215,000.00      79.11
2,250,000.01 - 2,500,000.00 .......          1      2,500,000.00          0.35       6.000         690   2,500,000.00      68.03
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the average principal balance of the Mortgage
      Loans was approximately $415,919.

                                                                 39

                                       Original Loan-to-Value Ratios for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Original                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan-to-Value Ratios (%)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
20.01- 30.00 ......................          1   $     75,028.74          0.01%      6.250%        675   $  75,028.74      24.79%
30.01 - 40.00 .....................          7      2,879,470.06          0.40       6.361         679     411,352.87      37.74
40.01 - 50.00 .....................         23     11,065,738.51          1.55       6.164         676     481,119.07      46.57
50.01 - 60.00 .....................         45     22,631,202.89          3.17       6.411         665     502,915.62      56.98
60.01 - 70.00 .....................        164     87,209,934.50         12.20       6.360         691     531,767.89      65.79
70.01 - 80.00 .....................      1,416    573,528,972.87         80.22       6.416         708     405,034.59      79.23
80.01 - 90.00 .....................         37     11,204,863.88          1.57       6.529         695     302,834.16      86.51
90.01 - 95.00 .....................         26      6,369,674.80          0.89       6.620         695     244,987.49      94.09
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 76.46%.


                                       Original Term to Stated Maturity for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Term to Stated               Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Maturity (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
360 ...............................      1,719   $714,964,886.25        100.00%      6.408%        704   $ 415,919.07      76.46%
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                    Remaining Terms to Stated Maturity for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Remaining Terms to           Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Stated Maturity (Months)                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
310 ...............................          1   $    376,685.65          0.05%      6.625%        698   $ 376,685.65      93.90%
311 - 315 .........................          1        297,635.65          0.04       6.500         708     297,635.65      74.44
316 - 320 .........................          2        260,498.41          0.04       6.178         713     130,249.21      72.44
326 - 330 .........................          7      2,595,015.71          0.36       6.349         695     370,716.53      76.80
331 - 335 .........................         11      2,705,921.64          0.38       6.341         720     245,992.88      69.92
336 - 340 .........................         15      6,405,875.98          0.90       6.282         702     427,058.40      75.74
341 - 345 .........................          6      1,553,473.52          0.22       6.239         752     258,912.25      83.82
351 - 355 .........................          9      2,375,569.07          0.33       6.535         692     263,952.12      80.55
356 - 360 .........................      1,667    698,394,210.62         97.68       6.410         703     418,952.74      76.45
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average remaining term to stated
    maturity of the Mortgage Loans was approximately 359 months.

                                                                 40

                             Geographic Distribution of the Mortgaged Properties for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Geographic Area                          Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Alabama ...........................          4   $    960,974.02          0.13%      6.246%        680   $ 240,243.51      82.90%
Alaska ............................          3        686,088.57          0.10       7.033         650     228,696.19      80.00
Arizona ...........................         50     14,012,638.81          1.96       6.688         714     280,252.78      79.25
Arkansas ..........................          6      2,338,763.47          0.33       6.320         670     389,793.91      71.13
California ........................        737    375,956,440.38         52.58       6.291         705     510,117.29      76.16
Colorado ..........................         29      8,844,825.58          1.24       6.456         716     304,993.99      78.98
Connecticut .......................         10      7,456,417.08          1.04       6.083         697     745,641.71      73.82
Delaware ..........................          4      1,245,100.00          0.17       6.048         707     311,275.00      79.87
District of Columbia ..............          6      2,774,483.62          0.39       6.749         676     462,413.94      75.62
Florida ...........................         91     27,361,670.42          3.83       6.650         704     300,677.70      78.89
Georgia ...........................         48     11,319,789.59          1.58       6.627         699     235,828.95      79.58
Hawaii ............................         12      4,946,755.95          0.69       6.228         724     412,229.66      76.53
Idaho .............................          8      3,428,250.00          0.48       6.384         711     428,531.25      70.81
Illinois ..........................         52     14,200,031.88          1.99       6.686         703     273,077.54      76.77
Indiana ...........................          5      2,447,269.39          0.34       6.467         728     489,453.88      71.67
Iowa ..............................          1        142,388.84          0.02       7.250         653     142,388.84      89.06
Kansas ............................          2        298,400.00          0.04       7.536         658     149,200.00      80.00
Kentucky ..........................          3        593,900.00          0.08       6.131         714     197,966.67      84.20
Maine .............................          3        953,400.00          0.13       6.978         682     317,800.00      77.76
Maryland ..........................         93     34,079,173.89          4.77       6.811         691     366,442.73      77.06
Massachusetts .....................         38     17,332,242.53          2.42       6.583         699     456,111.65      72.51
Michigan ..........................         43      9,450,037.21          1.32       6.279         700     219,768.31      77.34
Minnesota .........................          4        973,474.99          0.14       6.854         722     243,368.75      80.00
Mississippi .......................          1         85,600.00          0.01       7.750         716      85,600.00      80.00
Missouri ..........................          3        428,400.00          0.06       7.316         706     142,800.00      79.85
Montana ...........................          1        323,000.00          0.05       6.500         679     323,000.00      86.13
Nevada ............................         38     14,663,651.28          2.05       6.363         704     385,885.56      78.13
New Hampshire .....................          1        515,058.83          0.07       6.125         709     515,058.83      80.00
New Jersey ........................         78     30,976,368.63          4.33       6.510         701     397,132.93      74.91
New Mexico ........................         11      3,112,938.77          0.44       6.375         697     282,994.43      74.02
New York ..........................         76     32,769,789.68          4.58       6.434         704     431,181.44      76.03
North Carolina ....................         23      5,584,670.80          0.78       6.630         712     242,811.77      80.26
North Dakota ......................          1        108,463.10          0.02       6.125         770     108,463.10      78.83
Ohio ..............................          9      2,794,291.21          0.39       6.608         667     310,476.80      71.15
Oregon ............................          9      2,732,526.99          0.38       6.373         704     303,614.11      78.18
Pennsylvania ......................          9      2,510,611.56          0.35       6.566         671     278,956.84      80.38
Rhode Island ......................          6      1,918,363.04          0.27       6.516         717     319,727.17      76.03
South Carolina ....................         26      8,060,313.94          1.13       6.808         719     310,012.07      64.92
Tennessee .........................          4        767,691.52          0.11       6.808         699     191,922.88      86.81
Texas .............................         19      4,339,401.08          0.61       6.393         723     228,389.53      77.32
Utah ..............................         10      4,101,925.00          0.57       6.421         714     410,192.50      75.28
Vermont ...........................          4        871,515.53          0.12       6.389         673     217,878.88      76.53
Virginia ..........................         92     39,452,934.22          5.52       6.477         695     428,836.24      78.68
Washington ........................         35     14,711,469.57          2.06       6.319         709     420,327.70      78.58
West Virginia .....................          4      1,170,998.02          0.16       7.597         651     292,749.51      79.63
Wisconsin .........................          7      1,162,387.26          0.16       6.635         728     166,055.32      80.00
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

                                                                 41

                                          Mortgagors' FICO Scores for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of FICO                         Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Credit Scores                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Not Available .....................         16   $  2,161,456.74          0.30%      7.480%        N/A   $ 135,091.05      74.22%
620 ...............................         17      6,152,641.59          0.86       7.131         620     361,920.09      73.71
621 - 640 .........................        102     37,163,085.33          5.20       6.669         630     364,343.97      74.79
641 - 660 .........................        150     58,481,947.78          8.18       6.589         651     389,879.65      72.82
661 - 680 .........................        272    110,276,187.37         15.42       6.527         670     405,427.16      75.53
681 - 700 .........................        381    170,999,201.98         23.92       6.398         689     448,816.80      74.89
701 - 720 .........................        222     93,740,019.53         13.11       6.346         710     422,252.34      78.49
721 - 740 .........................        196     81,305,481.33         11.37       6.277         729     414,823.88      78.57
741 - 760 .........................        164     71,197,641.38          9.96       6.251         750     434,131.96      78.41
761 - 780 .........................        119     49,554,712.63          6.93       6.209         770     416,426.16      78.83
781 - 800 .........................         58     23,488,530.36          3.29       6.378         790     404,974.66      77.52
801 - 820 .........................         22     10,443,980.23          1.46       6.392         807     474,726.37      78.79
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1) As of the Cut-off Date, the weighted average FICO Credit Score of the
    Mortgage Loans (not including the Mortgage Loans for which the FICO Credit
    Score was not available) was approximately 704.


                                        Types of Mortgaged Properties for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Property Type                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Planned Unit Development
  (PUD) ...........................        402   $160,994,987.46         22.52%      6.409%        705   $ 400,485.04      77.07%
High-rise Condominium .............         16      7,986,257.60          1.12       6.672         741     499,141.10      70.65
Low-rise Condominium ..............        182     62,283,030.40          8.71       6.325         713     342,214.45      77.99
Townhouse .........................         21      9,774,238.96          1.37       6.612         694     465,439.95      73.66
Single Family Residence ...........      1,014    437,929,614.27         61.25       6.396         701     431,883.25      76.32
Two- to Four-Family
  Residence .......................         81     35,312,257.56          4.94       6.579         706     435,953.80      75.30
Cooperative .......................          3        684,500.00          0.10       6.497         664     228,166.67      53.22
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                                   Purposes of the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Purpose                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Purchase ..........................        962   $376,014,352.32         52.59%      6.403%        713   $ 390,867.31      79.26%
Refinance (Rate/Term) .............        345    154,998,472.64         21.68       6.334         696     449,270.94      75.88
Refinance (Cash Out) ..............        412    183,952,061.29         25.73       6.480         690     446,485.59      71.21
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

                                                                 42

                                              Occupancy Types for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Occupancy Type                           Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Primary Home ......................      1,525   $644,670,463.53         90.17%      6.378%        702   $ 422,734.73      76.98%
Secondary Home ....................         72     27,809,439.58          3.89       6.490         716     386,242.22      72.78
Investment ........................        122     42,484,983.14          5.94       6.805         715     348,237.57      70.92
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   Based upon representations of the related mortgagors at the time of origination.


                                           Loan Documentation Types for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Type of                               Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Documentation Program                    Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Full/Alternate ....................        297   $120,963,097.26         16.92%      6.175%        705   $ 407,283.16      78.43%
FastForward .......................          7      4,498,000.00          0.63       5.998         754     642,571.43      77.46
Stated Income .....................        797    347,727,250.48         48.64       6.374         703     436,295.17      76.46
No Ratio ..........................        410    166,140,611.44         23.24       6.545         708     405,221.00      77.56
No Income/No Asset ................        109     39,142,239.30          5.47       6.584         698     359,103.11      72.31
No Doc ............................         99     36,493,687.77          5.10       6.749         684     368,623.11      69.22
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                            Ranges of Loan Age for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of                              Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Age (Months)                        Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
0 .................................        596   $295,161,473.40         41.28%      6.312%        706   $ 495,237.37      75.92%
1 - 5 .............................      1,074    404,135,396.05         56.53       6.481         702     376,289.94      76.85
6 - 10 ............................          6      1,472,910.24          0.21       6.578         688     245,485.04      80.91
16 - 20 ...........................         11      3,154,565.35          0.44       6.264         725     286,778.67      80.77
21 - 25 ...........................         11      5,005,021.01          0.70       6.279         706     455,001.91      75.45
26 - 30 ...........................         12      3,424,729.87          0.48       6.322         720     285,394.16      70.05
31 - 35 ...........................          5      1,675,970.62          0.23       6.403         675     335,194.12      78.50
36 - 40 ...........................          1        149,900.02          0.02       6.125         724     149,900.02      69.77
41 - 45 ...........................          1        110,598.39          0.02       6.250         698     110,598.39      76.06
46 - 50 ...........................          2        674,321.30          0.09       6.570         702     337,160.65      85.31
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average loan age of the Mortgage
      Loans was approximately 1 month.


                                                                 43

                                                Loan Programs for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Loan Program                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
5/1 CMT Interest-Only .............          1   $    608,825.00          0.09%      6.500%        686   $ 608,825.00      80.00%
5/1 LIBOR .........................         86     27,488,004.15          3.84       6.316         698     319,627.96      74.66
5/1 LIBOR 40/30 Balloon ...........         31      9,339,457.68          1.31       6.561         701     301,272.83      77.37
5/1 LIBOR Interest-Only ...........        800    375,800,549.74         52.56       6.312         707     469,750.69      76.69
5/6 LIBOR .........................         35      9,327,389.31          1.30       7.101         706     266,496.84      78.97
5/6 LIBOR Interest-Only ...........        349    129,775,564.03         18.15       6.671         693     371,849.75      76.82
7/1 LIBOR .........................         42     14,506,726.60          2.03       6.573         705     345,398.25      76.80
7/1 LIBOR 40/30 Balloon ...........          7      1,624,555.87          0.23       7.098         692     232,079.41      75.64
7/1 LIBOR Interest-Only ...........        231    110,032,664.96         15.39       6.382         704     476,331.88      75.09
7/6 LIBOR .........................          6      1,297,856.50          0.18       6.297         719     216,309.42      79.29
7/6 LIBOR Interest-Only ...........        131     35,163,292.41          4.92       6.292         701     268,422.08      77.13
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                         Original Interest Only Terms of the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Original Interest Only                Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term (Months)                            Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................        207   $ 63,583,990.11          8.89%      6.545%        702   $ 307,169.03      76.30%
60 ................................         59     26,692,684.17          3.73       6.183         706     452,418.38      75.82
84 ................................         30     11,679,648.75          1.63       6.585         725     389,321.63      77.47
120 ...............................       1423    613,008,563.22         85.74       6.400         703     430,786.06      76.48
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                       Prepayment Charge Terms and Type of the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Prepayment Charge                     Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Term and Type (Months)                   Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
None ..............................      1,090   $455,148,875.76         63.66%      6.448%        705   $ 417,567.78      76.31%
12 - Hard .........................        208     95,671,764.53         13.38       6.466         701     459,960.41      76.58
12 - Soft .........................          4      1,558,216.87          0.22       6.291         692     389,554.22      77.10
24 - Hard .........................         74     28,466,709.44          3.98       6.321         705     384,685.26      78.35
24 - Soft .........................          1        328,000.00          0.05       6.250         693     328,000.00      80.00
36 - Hard .........................        317    125,235,230.00         17.52       6.242         698     395,063.82      76.44
36 - Soft .........................         25      8,556,089.65          1.20       6.405         701     342,243.59      76.80
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

                                                                 44

                                               Gross Margins for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Range of Gross Margins (%)               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
2.250 - 2.500 .....................        553   $193,403,590.28         27.05%      6.509%        701   $ 349,735.24      76.78%
2.501 - 3.000 .....................      1,088    496,708,490.07         69.47       6.349         705     456,533.54      76.26
3.001 - 3.500 .....................         58     18,604,388.10          2.60       6.741         687     320,765.31      77.52
3.501 - 4.000 .....................          8      2,223,130.58          0.31       7.002         679     277,891.32      77.41
4.001 - 4.500 .....................          7      2,518,356.50          0.35       6.912         715     359,765.21      80.00
4.501 - 5.000 .....................          3        798,930.72          0.11       6.540         651     266,310.24      80.00
5.001 - 5.500 .....................          1        504,000.00          0.07       7.990         676     504,000.00      80.00
5.501 - 5.750 .....................          1        204,000.00          0.03       6.875         684     204,000.00      80.00
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Gross Margin of the Mortgage
      Loans was approximately 2.647%.


                                      Months to Initial Adjustment Date for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Number of Months             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
to Initial Adjustment Date               Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
52 - 59 ...........................        800   $307,694,697.51         43.04%      6.509%        702   $ 384,618.37      76.96%
60 - 69 ...........................        502    244,645,092.40         34.22       6.296         705     487,340.82      76.32
70 - 79 ...........................          2        428,800.00          0.06       6.651         720     214,400.00      80.00
80 - 85 ...........................        415    162,196,296.34         22.69       6.386         703     390,834.45      75.71
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======


                                          Maximum Mortgage Rates for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Range of Maximum Mortgage             Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate (%)                                 Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
9.500 .............................          1   $    331,192.00          0.05%      4.500%        700   $ 331,192.00      80.00%
9.501 - 10.000 ....................         31     13,760,039.90          1.92       4.930         707     443,872.25      79.84
10.001 - 10.500 ...................         64     28,680,746.87          4.01       5.368         722     448,136.67      76.19
10.501 - 11.000 ...................        249    114,281,667.41         15.98       5.874         715     458,962.52      75.40
11.001 - 11.500 ...................        661    294,920,294.69         41.25       6.335         704     446,172.91      75.70
11.501 - 12.000 ...................        389    158,556,962.20         22.18       6.701         702     407,601.45      78.05
12.001 - 12.500 ...................        143     48,332,895.10          6.76       6.917         693     337,992.27      77.68
12.501 - 13.000 ...................        117     38,233,527.63          5.35       7.322         678     326,782.29      76.30
13.001 - 13.500 ...................         38      9,957,429.05          1.39       7.857         681     262,037.61      76.31
13.501 - 14.000 ...................         22      6,372,680.55          0.89       7.960         706     289,667.30      75.68
14.001 - 14.500 ...................          3      1,025,450.85          0.14       8.185         696     341,816.95      80.00
14.501 - 15.000 ...................          1        512,000.00          0.07       9.000         710     512,000.00      80.00
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the
      Mortgage Loans was approximately 11.489%.

                                                                 45

                                         Initial Periodic Rate Cap for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Initial Periodic                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
3.000 .............................         22   $  9,045,371.87          1.27%      6.463%        678   $ 411,153.27      75.02%
5.000 .............................      1,600    665,474,203.92         93.08       6.394         704     415,921.38      76.60
6.000 .............................         97     40,445,310.46          5.66       6.628         707     416,961.96      74.50
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 1.824%.


                                       Subsequent Periodic Rate Cap for the Mortgage Loans(1)

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
Subsequent Periodic                   Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Rate Cap (%)                             Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
1.000 .............................        396   $125,737,252.86         17.59%      6.598%        692   $ 317,518.32      77.46%
2.000 .............................      1,323    589,227,633.39         82.41       6.368         706     445,372.36      76.24
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

------------
(1)   As of the Cut-off Date, the weighted average Subsequent Periodic Rate Cap of the Mortgage Loans was approximately 5.031%.


                                             Origination Channel for the Mortgage Loans

                                                                    Percent of                Weighted                  Weighted
                                        Number         Aggregate     Aggregate    Weighted     Average        Average    Average
                                            of         Principal     Principal     Average        FICO        Current   Loan-to-
                                      Mortgage           Balance       Balance    Mortgage      Credit      Principal      Value
Origination Channel                      Loans       Outstanding   Outstanding        Rate       Score        Balance      Ratio
-----------------------------------   --------   ---------------   -----------    -------     --------   ------------   --------
Conduit ...........................        684   $237,360,219.75         33.20%      6.530%        699   $ 347,017.87      76.79%
Correspondent .....................        276    142,333,842.73         19.91       6.374         706     515,702.33      76.00
Consumer Direct ...................         17      6,377,048.22          0.89       6.381         693     375,120.48      73.19
Mortgage Professionals ............        742    328,893,775.55         46.00       6.335         706     443,253.07      76.48
                                         -----   ---------------        ------
    Total .........................      1,719   $714,964,886.25        100.00%
                                         =====   ===============        ======

                                                                 46

                         Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2007-AR1 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-X, Class 2-A-1, Class 2-A-2, Class 3-A-1, Class 3-A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class P-1 and Class P-2 Certificates. Only the classes of certificates listed on the cover page of this free writing prospectus (all of which are together referred to as the "offered certificates") are offered by this free writing prospectus.

         When describing the certificates in this free writing prospectus, we use the following terms:

        Designation                                      Classes of Certificates
    ----------------------                               -----------------------
    Senior Certificates       Class 1-A-1, Class 1-A-2, Class 1-A-X, Class 2-A-1, Class 2-A-2, Class 3-A-1,
                                                  Class 3-A-2 and Class A-R Certificates

        Subordinated               Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6
        Certificates                                           Certificates

        Group 1 Senior                  Class 1-A-1, Class 1-A-2, Class 1-A-X and Class A-R Certificates
         Certificates
        Group 2 Senior                          Class 2-A-1 and Class 2-A-2 Certificates
         Certificates
        Group 3 Senior                          Class 3-A-1 and Class 3-A-2 Certificates
        Certificates
   Super Senior Certificates              Class 1-A-1, Class 2-A-1 and Class 3-A-1 Certificates

     Support Certificates                 Class 1-A-2, Class 2-A-2 and Class 3-A-2 Certificates

     Private Certificates           Class B-4, Class B-5, Class B-6, Class P-1 and Class P-2 Certificates


         The certificates are generally referred to as the following types:

                              Class                                                  Type
        ---------------------------------------------  ------------------------------------------------------------
        Class 1-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 1-A-2 Certificates:                                        Senior/Support/Variable Rate

        Class 1-A-X Certificates:                             Senior/Notional Amount/Interest Only/Variable Rate

        Class 2-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 2-A-2 Certificates:                                        Senior/Support/Variable Rate

                              Class                                                  Type
        ---------------------------------------------  ------------------------------------------------------------
        Class 3-A-1 Certificates:                                      Senior/Super Senior/Variable Rate

        Class 3-A-2 Certificates:                                        Senior/Support/Variable Rate

        Class A-R Certificates:                                              Senior/REMIC Residual

        Subordinated Certificates:                                         Subordinate/Variable Rate

        Class P-1 and Class P-2 Certificates:                                 Prepayment Charges


         The Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates (all of which are together are sometimes referred to as the "private certificates") are not offered by this free writing prospectus. The pass-through rate for each class of private certificates other than the Class P-1 and Class P-2 Certificates will be calculated as described under "--Interest" in this free writing prospectus. The Class P-1 and Class P-2 Certificates will not bear interest. The Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the offered certificates and the other private certificates. The classes of offered certificates will have the respective initial Class Certificate Balances and initial Notional Amounts and pass-through rates set forth on the cover page or as described in this free writing prospectus. The initial Class Certificate Balances may vary in the aggregate by plus or minus 10%. Any information contained in this free writing prospectus with respect to the Class P-1, Class P-2, Class B-4, Class B-5 and Class B-6 Certificates is provided only to permit a better understanding of the offered certificates.

         The "Class Certificate Balance" of any class of certificates (other than the Notional Amount Certificates) as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

     o all amounts previously distributed to holders of certificates of that class as distributions of principal, and

     o the amount of Realized Losses (including Excess Losses) allocated to that class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a related loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate Class Certificate Balance of all classes of certificates (other than the Class P-1 and Class P-2 Certificates) following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the related Prepayment Period).

         The Notional Amount Certificates do not have a Class Certificate Balance and are not entitled to any distribution in respect of principal on the Mortgage Loans in any loan group.

         The senior certificates will have an initial aggregate Class Certificate Balance of approximately $658,125,100 and will evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 92.05%. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest in the issuing entity of approximately 2.90%, 1.90%, 1.15%, 0.85%, 0.70% and 0.45%, respectively.

         The Class A-R Certificates and the private certificates will be issued in fully registered certificated form. All of the remaining classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Notional Amount Certificates

         The Class 1-A-X Certificates do not have a Class Certificate Balance but will bear interest on their Notional Amount. The "Notional Amount" for the Class 1-A-X Certificates for any Distribution Date (x) up to and including the Distribution Date in January 2012 will equal the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to that Distribution Date and (y) after the Distribution Date in January 2012 will be zero.

Book-Entry Certificates

         The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as a single certificate in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through The Depository Trust Company ("DTC") in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Senior Certificates (other than the Class A-R Certificates) in minimum denominations representing Class Certificate Balances or Notional Amounts of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold such beneficial interests in the Class B-1, Class B-2 and Class B-3 Certificates in minimum denominations representing Class Certificate Balances of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and Participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg

International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

         Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and

Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participant in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

         Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

         DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the Servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement. The servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement. On or before the closing date, the trustee will establish an account (the "Distribution Account"), which will be maintained with the trustee in trust for the benefit of the certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds and prepayment charges for that Distribution Date and will deposit such amounts in the Distribution Account. The holders of the Class P-1 and Class P-2 Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the holders of the other certificates. There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

Investments of Amounts Held in Accounts

         The Certificate Account. At the direction of the Servicer, all funds in the Certificate Account will be invested in permitted investments so long as such funds are received from the Servicer in a timely manner along with specific instructions as to how such funds are to be invested. All income and gain net of any losses realized from investment of funds in the Certificate Account will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described herein. The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

         Distribution Account. Funds on deposit in the Distribution Account will not be invested.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

   Type / Recipient (1)                 Amount                General Purpose                 Source (2)                 Frequency
------------------------  ---------------------------------  ----------------- ---------------------------------------  ------------
Fees

Servicing Fee / Servicer    0.375% per annum of the Stated   Compensation       Interest collected with respect to       Monthly
                            Principal Balance of each                           each Mortgage Loan and any
                            Mortgage Loan (3)                                   Liquidation Proceeds or Subsequent
                                                                                Recoveries that are allocable to
                                                                                accrued and unpaid interest (4)
Additional Servicing        o  Prepayment Interest Excess    Compensation       Interest collections with respect to    Time to time
Compensation / Servicer                                                         certain Mortgage Loans that prepay in
                                                                                full
                            o  All late payment fees,        Compensation       Payments made by obligors with          Time to time
                               assumption fees and other                        respect to the Mortgage Loans
                               similar charges (excluding
                               prepayment charges)
                            o  All investment income         Compensation       Investment income related to the          Monthly
                               earned on amounts on                             Certificate Account
                               deposit in the Certificate
                               Account.
                            o  Excess Proceeds (5)           Compensation       Liquidation Proceeds and Subsequent     Time to time
                                                                                Recoveries

Trustee Fee / trustee       0.0045% per annum of the         Compensation       Amounts in respect of interest on the     Monthly
                            Stated Principal Balance of                         Mortgage Loans
                            each Mortgage Loan

Expenses

Insurance expenses /        Expenses incurred by the         Reimbursement of   To the extent the expenses are          Time to time
Servicer                    Servicer                         Expenses           covered by an insurance policy with
                                                                                respect to the Mortgage Loan

Advances / Servicer         To the extent of funds           Reimbursement of   With respect to each Mortgage Loan,     Time to time
                            available, the amount of any     Expenses           late recoveries of the payments of
                            advances.                                           the costs and expenses, Liquidation
                                                                                Proceeds, Subsequent Recoveries,
                                                                                purchase proceeds or repurchase
                                                                                proceeds for that Mortgage Loan (6)

Indemnification expenses /  Amounts for which the seller,    Indemnification    Amounts on deposit on the Certificate   Monthly
the Seller, the Servicer    Servicer and the depositor are                      Account on any Distribution Account
and the depositor           entitled to indemnification (7)                     Deposit Date, following the transfer
                                                                                to the Distribution Account

(1) If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3) The Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full,.

(4) The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5) "Excess Proceeds" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in March 2007 (each, a "Distribution Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" is the last business day of the month immediately preceding the month of such Distribution Date for all certificates.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan groups remaining after distribution to the senior certificates related to such loan groups. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case, after giving effect to distributions on all classes of senior certificates in the following order of priority:

     o to current and unpaid interest on each class of senior certificates in the related senior certificate group, pro rata based on their respective interest distribution amounts;

     o to principal on the classes of senior certificates in the related senior certificate group then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates--Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes of certificates in the related senior certificate group on the Distribution Date;

     o from Available Funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, in each case subject to
          (x) any distributions that may be required to be made as described in this free writing prospectus under "--Cross-Collateralization" and (y) the limitations set forth in this free writing prospectus under "Description of the Certificates--Principal;" and

     o    any remaining amounts to the Class A-R Certificates.

          "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

     o all scheduled installments of interest (net of the Expense Fees for that loan group) and principal due on the Mortgage Loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group;

     o all partial or full prepayments with respect to the Mortgage Loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with the prepayment, other than certain excess amounts, and the related Compensating Interest; and

     o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that loan group repurchased by the Seller or the Servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

Interest

         The classes of offered certificates will have the respective pass-through rates set forth on the cover page of this free writing prospectus or as described below.

         The pass-through rate for the Class 1-A-2 and Class A-R Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.22546% per annum.

         The pass-through rate for the Class 1-A-1 Certificates for the interest accrual period related to (A) any Distribution Date up to and including the Distribution Date in January 2012 will equal the lesser of (x) approximately 6.13048% per annum and (y) the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans, and (B) any Distribution Date thereafter, will equal the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans. The pass-through rate for Class 1-A-1 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.13048% per annum. The pass-through rate for the Class 1-A-X Certificates for the interest accrual period related to (x) any Distribution Date up to and including the Distribution Date in January 2012 will equal the Weighted Average Net Mortgage Rate of the Group 1 Mortgage Loans minus the pass-through rate for the Class 1-A-1 Certificates but not less than 0.00%, and (y) any Distribution Date thereafter, will be 0.00%.

         The pass-through rate for the Class 2-A-1 and Class 2-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 2 Mortgage Loans. The pass-through rate for those certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 5.72705% per annum.

         The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to each Distribution Date will equal the Weighted Average Net Mortgage Rate of the Group 3 Mortgage Loans. The pass-through rate for the Class 3-A-1 and Class 3-A-2 Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.00694% per annum.

         The "Weighted Average Adjusted Net Mortgage Rate" for a loan group and any Distribution Date means a per annum rate equal to the average of the adjusted net mortgage rate of each Mortgage Loan in that loan group, weighted on the basis of their respective Stated Principal Balances as of the first day of the related Due Period (after giving effect to principal prepayments received in the Prepayment Period that ends during such Due Period).

         The "Due Period" means for any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         The pass-through rate for each class of subordinated certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of the following for each loan group: the product of (x) the Weighted Average Adjusted Net Mortgage Rate of the related Mortgage Loans in that loan group as of the first day of the prior calendar month and (y) a fraction, the numerator of which is the related Assumed Balance immediately prior to that Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date.

         On each Distribution Date, to the extent of funds available, each interest-bearing class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing class will be equal to the sum of
(a) interest accrued during the related interest accrual period at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called "unpaid interest amounts").

         With respect to each Distribution Date for all of the interest-bearing classes, the "interest accrual period" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     o any net prepayment interest shortfalls for that loan group and Distribution Date and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate Stated Principal Balance of each Mortgage Loan in that loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date). Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of (x) the Compensating Interest for that Distribution Date and loan group and (y) the excess, if any, of the Compensating Interest for each other loan group over the prepayment interest shortfall for that loan group. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month's interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

         If on any Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "--Priority of Distributions Among Certificates" are insufficient to make a full distribution of the interest entitlement on the group of certificates related to that loan group, interest will be distributed on each class of certificates in that certificate group of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates in that certificate group will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Notional Amount Certificates) in an amount up to the related Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount for that loan group.

         The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

         (a) all monthly payments of principal due on each Mortgage Loan in that loan group on the related Due Date,

         (b) the principal portion of the purchase price of each Mortgage Loan in that loan group that was repurchased by the seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date, excluding any Mortgage Loan in that loan group that was repurchased due to a modification of the Mortgage Loan in lieu of refinancing,

         (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that loan group received with respect to the Distribution Date,

         (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         (e) with respect to each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

         (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that loan group received during the related Prepayment Period, including the principal portion of the purchase price of any Mortgage Loans in that loan group that was repurchased due to modification of the Mortgage Loan in lieu of refinancing,

         (g) (A) any Subsequent Recoveries with respect to the Mortgage Loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries in that loan group that incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, any such Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates as follows:

         (a)  with respect to loan group 1, sequentially, as follows:

              (i) to the Class A-R Certificates until its Class Certificate Balance is reduced to zero;

              (ii) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

         (b) with respect to loan group 2, concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

         (c) with respect to loan group 3, concurrently, to the Class 3-A-1 and Class 3-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

         "Prepayment Period" means for any Distribution Date and Due Date, the period commencing on the sixteenth day of the prior calendar month (or, in the case of the first Distribution Date, the Cut-off Date) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

         "Stated Principal Balance" means for any Mortgage Loan and any Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and to liquidation proceeds allocable to principal received in the prior calendar month and prepayments received through the last day of the Prepayment Period in which the Due Date occurs. The "pool principal balance" equals the aggregate Stated Principal Balance of the Mortgage Loans.

         The "Senior Principal Distribution Amount" for a loan group for any Distribution Date will equal the sum of

               (i) the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and Distribution Date,

               (ii) for each Mortgage Loan in that loan group that became a
                    Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

                    (a) the related Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date and

                    (b)  either

                         (x)  if no Excess Losses were sustained on a
                              Liquidated Mortgage Loan during the preceding calendar month, the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

                         (y)  if an Excess Loss was sustained on the
                              Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

               (iii) the Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the related Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided further, however, that on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the issuing entity, as opposed to only the Mortgage Loans in the related loan group.

         The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such senior certificate group immediately before the Distribution Date and the denominator of which is the aggregate Stated Principal Balance of each Mortgage Loan in the related loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received on the related Mortgage Loans in the Prepayment Period related to that Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date on and prior to the second Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the Notional Amount Certificates) that receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage for that Distribution Date.

         The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of any senior certificate group exceeds the initial Senior Percentage of such senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for the Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all of the Mortgage Loans:

     o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including any Mortgage Loans subject to foreclosure proceedings, real estate owned by the issuing entity and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six-month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balance of the related Mortgage Loans or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date does not equal or exceed 50%, and

     o cumulative Realized Losses on the Mortgage Loans in each loan group do not exceed

     o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group of the aggregate Stated Principal Balances of the related Mortgage Loans as of the Cut-off Date or (ii) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

     o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

     o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

     o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

     o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

         Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in February 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in February 2010, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

         If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal and other amounts in the percentages required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

Cross-Collateralization

         Cross-Collateralization due to disproportionate principal payments. On each Distribution Date after the first Senior Termination Date but prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, all principal on the Mortgage Loans in the loan group related to the senior certificate group that will have been paid in full will be distributed on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the Aggregate Subordinated Percentage for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on the Distribution Date.

         Cross-Collateralization due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, after giving effect to distributions to be made on that Distribution Date, is greater than the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group, until the aggregate Class Certificate Balance of the senior certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates of that related senior certificate group. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution will be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates in each senior certificate group exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans for each related Undercollateralized Group. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distribution will be allocated among such senior certificate groups, pro rata, based upon the aggregate Class Certificate Balance of the related senior certificates. Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

         All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from each loan group (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from each loan group for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates that have higher numerical class designations than that class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage




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for that class on the date of issuance of the certificates (the "Original
Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of that class of subordinated certificates immediately before that Distribution Date and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately before that Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                 Class B-1..........................   7.95%
                 Class B-2..........................   5.05%
                 Class B-3..........................   3.15%
                 Class B-4..........................   2.00%
                 Class B-5..........................   1.15%
                 Class B-6..........................   0.45%

         The "Subordinated Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of:

     o the Subordinated Percentage for that loan group of all amounts described in clauses (a) through (d) of the definition of Principal Amount for that loan group and that Distribution Date,

     o for each Mortgage Loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the portion of the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan, as of the Due Date in the month preceding the month of that Distribution Date, and

     o the Subordinated Prepayment Percentage for that loan group of the amounts described in clauses (f) and (g) of the definition of Principal Amount for that loan group and that Distribution Date.

         On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the Mortgage Loans in the mortgage pool as opposed to the Mortgage Loans in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, regardless of whether they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above and, after the final distribution has been made with respect to the certificates. It is not anticipated that there will be any significant amounts remaining for that distribution.




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Allocation of Losses

         On each Distribution Date, any Realized Loss, other than Excess Losses, on the Mortgage Loans will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates (other than the Notional Amount Certificates) of the related senior certificate group as follows: (1) any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans will be allocated, sequentially, to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; (2) any Realized Losses, other than Excess Losses, on the Group 2 Mortgage Loans will be allocated sequentially, to the Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and (3) any Realized Losses, other than Excess Losses, on the Group 3 Mortgage Loans will be allocated sequentially, to the Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

         On each Distribution Date, Excess Losses on the Mortgage Loans in a loan group will be allocated among the classes of senior certificates of the related senior certificate group and the classes of subordinated certificates of the related subordinated certificate group as follows:

     o the applicable Senior Percentage of such Excess Loss will be allocated among the classes of senior certificates in that senior certificate group, pro rata, based on their Class Certificate Balances (other than the Notional Amount Certificates) and

     o the applicable Subordinated Percentage of such Excess Loss will be allocated among the related classes of subordinated certificates, pro rata, based on each class' share of the Assumed Balance for the applicable loan group.

         The "Senior Credit Support Depletion Date" is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations.

          "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.




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         The pooling and servicing agreement does not permit the allocation of
Realized Losses to the Class P-1 and Class P-2 Certificates.